Exhibit 10.47

                           REVOLVING CREDIT AGREEMENT
                          dated as of January 14, 1998

                                      among

                      STANDARD FUNDING CORP., as Borrower,

                                       and

                   MELLON BANK, N.A., as Administrative Agent,

                  THE BANK OF NEW YORK, as Documentation Agent.

                                       and

                     THE FINANCIAL INSTITUTIONS PARTY HERETO

            REVOLVING CREDIT AGREEMENT (the "Agreement") dated as of January 14, 1998 among STANDARD FUNDING CORP., a corporation organized under the laws of the State of New York (the "Borrower"), MELLON BANK, N.A., a national banking association, as administrative agent (in such capacity, the "Agent"), THE BANK OF NEW YORK, a New York banking corporation, as documentation agent (in such capacity, the "Documentation Agent"), and the financial institutions that are listed on the signature pages hereto (the "Banks").

            WHEREAS, the Borrower has requested the Banks to extend credit to the Borrower from time to time and the Banks are willing to extend such credit in accordance with the terms of this Agreement;

            NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1.
                          DEFINITIONS; ACCOUNTING TERMS

Section 1.1. Definitions.

            As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

            "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any Person other than any Person which is a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person a Subsidiary of the Borrower, or causes any such Person to be merged into the Borrower or any of its Subsidiaries, in any case pursuant to a merger, a purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then-outstanding securities, in exchange for such securities, of cash or securities of the Borrower or any of its Subsidiaries, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person.

            "Additional Costs" has the meaning given to such term in Article 4 hereof.

            "Admitted Insurer" means an insurance company licensed in the State of New York or an insurance company covered by its respective state's guarantee fund with policy recovery terms which (x) allow for reimbursements to be directed to the applicable premium finance company and (y) are otherwise acceptable to each of the Banks.

            "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower;
(b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the Borrower; (c) 5% or more of the voting stock or other voting interests of which is directly or indirectly beneficially


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

owned or held by Borrower; or (d) which is a partnership in which the Borrower is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

            "Agent" means Mellon Bank, N.A., or its successors or assigns.

            "Aggregate Outstandings" means, at a particular time, the aggregate outstanding principal amount of all Revolving Credit Loans hereunder plus the aggregate principal amount of all Swing Line Loans hereunder plus the aggregate outstanding principal balance of all loans listed on Schedule 5.1.

            "Agreement" means this Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement, unless otherwise indicated.

            "Alternate Base Rate" means the rate of interest determined by the Agent to be the higher of (i) the Federal Funds Rate plus 1/2 of 1% per annum or
(ii) the Prime Rate.

            "Amortization" means amortization as determined in accordance with GAAP.

            "Applicable Percentage" means (a) ninety percent (90%) in respect of all Eligible Accounts Receivable which are not more than 30 days past due and sixty percent (60%) in respect of all Eligible Accounts Receivable which are more than 30 but not more than 60 days past due and (b) eighty percent (80%) in respect of all Non-Conforming Eligible Accounts Receivable which are not more than 30 days past due and sixty percent (60%) in respect of all Non-Conforming Eligible Accounts Receivable which are more than 30 but not more than 60 days past due.

            "Banking Day" means a day on which banks are not required or authorized by law or executive order to close in New York City and, in the context of LIBOR Loans, such a day on which dealings are carried on in the London interbank market.

            "Banks" means, at any time, each of the financial institutions that has executed this Agreement as a Bank, and any of their permitted assigns pursuant to Section 12.5 hereof.

            "Base Rate Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the Alternate Base Rate.

            "Borrowing Base" means, at any time, (A) the Applicable Percentage of all Eligible Accounts Receivable, plus (without duplication) the Applicable Percentage of all Non-Conforming Eligible Accounts Receivable (in each case, after deduction of any unearned interest or any receivables, to the extent that the Borrower has sold participations therein, but without giving effect to any allowance for bad debts) minus (B) the aggregate outstanding principal amount of all commercial paper issued by the Borrower minus (C) amounts payable by the


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

Borrower to insurance companies in connection with insurance premiums financed by the Borrower minus (D) the aggregate outstanding principal amount of all extensions of credit to the Borrower (other than the Loans) minus (E) amounts due by the Borrower under or in connection with the Borrower's participation programs.

            "Borrowing Base Certificate" means a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Borrower in the form of Exhibit B hereto with such changes as the Agent may require from time to time.

            "Capital Expenditures" means the sum of (a) expenditures for any fixed assets or improvements, replacements, substitutions, or additions thereto which would be treated as capital expenditures in accordance with GAAP and (b) the portion of all payments with respect to Capital Leases which are required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

            "Capital Funds" means, at any time, the sum of Tangible Net Worth plus the aggregate outstanding principal balance of Subordinated Debt.

            "Capital Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

            "Change in Control" means the occurrence of any of the following events: (i) if at any time at least 30% of the voting stock of the Borrower, on a fully diluted basis, is not owned directly or beneficially by Alan Karp and/or David Fisher in the aggregate; (ii) if the continuing directors of the Borrower (consisting of the Board of Directors on the Closing Date (the "Current Board") and any directors either nominated by Alan Karp or David Fisher or whose election was approved by a majority of the Current Board or whose election was approved by Alan Karp and/or David Fisher) shall not constitute a majority of the Board of Directors of the Borrower; (iii) if, at any time, at least 30% of the voting stock of the Borrower is acquired by a person or group acting in concert other than Alan Karp and David Fisher; or (iv) if both Alan Karp and David Fisher cease to be employed by the Borrower for any reason.

            "Closing Date" means January 14, 1998.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment" means, with respect to each Bank, the obligation of such Bank to extend credit to the Borrower hereunder and, subject to the terms hereof, in the aggregate amounts set forth opposite its name on the signature pages hereto.

            "Commitment Fee" means the fees payable by the Borrower to the Banks pursuant to Section 3.3 hereof.

            "Commitment Proportion" means, with respect to each Bank at the time of determination, that proportion that its Commitment bears to the Total Commitment.


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            "Debt" means with respect to any Person: (a) indebtedness of such
Person for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) Unfunded Vested Liabilities of such Person; (d) the face amount of any outstanding letters of credit issued for the account of or upon the application of such Person or any reimbursement obligation of such Person in respect of any such letter of credit; (e) obligations arising under acceptance facilities; (f) guaranties, endorsements (other than for deposit or collection in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against monetary loss; (g) obligations secured by any Lien on property of such Person; (h) obligations of such Person as lessee under Capital Leases; (i) indebtedness of such Person evidenced by a note, bond, indenture or similar instrument; and (j) obligations of any partnership in which such Person is a general partner.

            "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

            "Default Rate" means a rate per annum equal to 2% plus the rate of interest otherwise (assuming no Event of Default has occurred and is continuing) applicable to the relevant Loan.

            "Dividends" means, for any period, dividends paid by the applicable Person.

            "Dollars" and the sign "$" mean lawful money of the United States of America.

            "Eligible Accounts Receivable" means those accounts receivable of the Borrower (other than Non-Conforming Eligible Accounts Receivable) which satisfy each of the following criteria:

      i. Such account receivable is created in connection with an insurance premium finance contract which satisfies all of the following criteria:

            a. Such insurance premium finance contract is in full force and effect;

            b. Such insurance premium finance contract constitutes a legal, valid and binding obligation of a U.S. resident other than a governmental entity;

            c. Such insurance premium finance contract is enforceable in accordance with its terms and is not subject to any defense, offset or counterclaim;

            d. Such insurance premium finance contract is denominated in U.S. Dollars;

            e. Such insurance premium finance contract relates to one or more insurance policies and has a term of not more than (x) one year or (y) if written by insurers with an A.M. Best Rating of A- or better, 30 months;

            f. Such insurance premium finance contract requires either (x) even monthly installment payments, commencing not more than 60 days from execution, (y) even quarterly installment payments, commencing not more than 90 days from execution or (z) other amortization, provided that the aggregate amount of the accounts receivable of the Borrower relating to all insurance premium finance contracts referred to in this clause (z) does not exceed 10% of all accounts receivable of the Borrower;

            g. Such insurance premium finance contract required a minimum down payment of not less than:

                  1. If such insurance premium finance contract requires even monthly installment payments commencing within one month from execution, 15% of the insurance premiums being financed thereunder (or such other down payment as is sufficient to provide an unearned premium which would repay the outstanding principal amount of the related premium finance loan upon cancellation of the underlying insurance policy);

                  2. If such insurance premium finance contract requires even monthly installment payments commencing more than one month but within 60 days from execution, 25% of the insurance premiums being financed thereunder (or such other down payment as is sufficient to provide an unearned premium which would repay the outstanding principal amount of the related premium finance loan upon cancellation of the underlying insurance policy);

                  3. If such insurance premium finance contract requires even quarterly installment payments commencing not more than 90 days from execution, 30% of the insurance premiums being financed thereunder (or such other down payment as is sufficient to provide an unearned premium which would repay the outstanding principal amount of the related premium finance loan upon cancellation of the underlying insurance policy); and

                  4. In all other cases, such down payment as is sufficient to provide an unearned premium which would repay the outstanding principal amount of the related premium finance loan upon cancellation of the underlying insurance policy; and

            h. Such insurance premium finance contract is otherwise satisfactory in form and substance to the Agent; and

      ii.   Such account receivable is not more than 60 days past due.


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

            In computing Eligible Accounts Receivable, certain accounts, including but not limited to, the following will be excluded:

            a. All accounts receivable in connection with insurance premium finance contracts with a term of more than one year but less than 30 months, to the extent the aggregate amount of all such accounts receivable is in excess of 10% of the aggregate amount of all accounts receivable of the Borrower;

            b. The amounts due under one or more insurance premium finance contracts with the same person or entity to the extent that such amounts exceed 2% of the premiums due under all insurance premium finance contracts;

            c. In respect of all insurers (a) which wrote the related insurance policies, (b) which are Admitted Insurers and (c) which are rated by A.M. Best below B+ or are unrated, the amount of all accounts receivable which relate to such insurance policies to the extent in excess of 15% of all accounts receivable of the Borrower;

            d. In respect of all insurers which are not Admitted Insurers, the amount of all accounts receivable which relate to insurance policies written by such insurers to the extent in excess of (a) if such insurer has an A.M. Best rating of A- or better, 10% of all accounts receivable of the Borrower and (b) if such insurer has an A.M. Best rating below A- or is unrated, 5% of all accounts receivable of the Borrower;

            e. The aggregate amount of all accounts receivable which relate to any one insurance company which is an Admitted Insurer to the extent in excess of (a) if such insurance company has an A.M. Best rating of A- or better, 25% of the aggregate amount of all such accounts receivable, (b) if such insurance company has an A.M. Best rating of B+ or B++, 10% of the aggregate amount of all such accounts receivable and (c) if such insurance company has an A.M. Best rating below B+ or is unrated, 3.5% of the aggregate amount of all such accounts receivable; and

            f. The aggregate amount of all accounts receivable which relate to any one insurance company which is not an Admitted Insurer to the extent in excess of 3.5% of the aggregate amount of all such accounts receivable.

            "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

            "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

            "Event of Default" has the meaning given such term in Section 10.1 hereof.

            "Eurocurrency Reserve Requirements" means, with respect to each Interest Period for each LIBOR Loan, the aggregate of the maximum rates (expressed as a percentage and rounded upward, if necessary, to the nearest 1/100 of 1%) of reserve requirements current on the date two Banking Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as now and/or from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding maintained by any Bank.

            "Facility Documents" means this Agreement, the Notes, the Guarantees, and all other agreements, documents and instruments executed in connection herewith or therewith including, but not limited to, all documents and instruments executed by the Borrower or any Guarantor in favor of the Agent or any Bank in connection with this Agreement and the Loans made hereunder.

            "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so announced or published for any day which is a Banking Day, the Federal Funds Rate for the last day on which such rate was announced or published.

            "Forfeiture Proceeding" means the commencement of any action or proceeding by any governmental authority affecting the Borrower or any of the Guarantors before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would result in the seizure or forfeiture of any of their property.

            "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied with respect to the financial statements of the Borrower, its Subsidiaries and Affiliates or any Guarantor which are the subject of Section 6.5 hereof, subject to any changes that are required by changes in generally accepted accounting principles after the date of this Agreement.


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

            "Guarantees" means the guarantees to be delivered on the Closing Date to the Banks by each of the Guarantors and the guarantees to be delivered to the Banks from time to time hereafter by Persons that become Guarantors subsequent to the Closing Date, all in the form(s) attached hereto as Exhibit C.

            "Guarantors" means all now existing (if any) or hereafter created Subsidiaries of the Borrower.

            "Hazardous Substance" or "Hazardous Substances" means any material, including, without limitation, raw, processed or waste by-product materials, which in itself or as found or used, is toxic, noxious or harmful to the health or safety of human or animal life or vegetation, regardless of whether such material be found on or below the surface of the ground, in any surface or underground water, or airborne in ambient air or in the air inside of any structure built or located upon or below the surface of the ground, or in any machinery, equipment or inventory located or used in any such structure, including, but in no event limited to, all hazardous materials, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined or classified as such under any Environmental Law, regardless of the quantity found, used, manufactured or removed from a given location.

            "Interest Coverage Ratio" means the ratio of (i) the sum of (A) Pre-Tax Income plus (B) Interest Expense plus (C) cash dividends on capital stock of the Borrower to (ii) the sum of (A) Interest Expense plus (B) cash dividends on the capital stock of the Borrower.

            "Interest Expense" means, for a particular period, the interest expense of the Borrower and its Subsidiaries, if any, as reflected on its financial statements for such period, calculated in accordance with GAAP.

            "Interest Period" means the period commencing on the date of making, renewal or conversion of a Revolving Credit Loan to a LIBOR Loan and expiring one, three or six months thereafter, as designated by the Borrower in the notice given to the Agent under Section 2.4 hereof; provided that,

                  (a) the initial Interest Period for any LIBOR Loan shall commence on the date of the making of such Loan (including the date of any conversion from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires;

                  (b) if any Interest Period would otherwise expire on a day which is not a Banking Day, such Interest Period shall expire on the next succeeding Banking Day, provided, however, that if any Interest Period would otherwise expire on a day which is not a Banking Day but is a day of a calendar month after which no further Banking Day occurs (in such month), such Interest Period shall expire on the next preceding Banking Day;


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

                  (c) no Loan shall be continued as or converted to a LIBOR Loan if at the time of any such continuation or conversion a Default or an Event of Default exists; and

                  (d) no Interest Period shall extend beyond the Termination
      Date.

            "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent as the office by which its Loans are to be made and maintained.

            "LIBOR" shall mean, with respect to any Interest Period, the rate per annum equal to the arithmetic mean (rounded upwards to the nearest 1/16 of 1%) of the offered rates for deposits of Dollars for a period equal to such Interest Period which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period.

            "LIBOR Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the Reserve Adjusted LIBOR Rate.

            "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

            "Loan" means any Revolving Credit Loan or Swing Line Loan.

            "Loan Concentration Ratio" means, at any time, the ratio of (i) loans made by the Borrower to finance insurance premiums and generated by any single broker or agent to (ii) all loans made by the Borrower to finance insurance premiums.


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

            "Margin" means, for LIBOR Loans, the following:

                        Borrower's Senior Leverage Ratio

                                               Greater than or equal
Borrower's Interest                              to 2.0:1.0 but less    Greater than or equal
  Coverage Ratio:           Less than 2.0:1.0       than 3.25:1.0            to 3.25:1.0
  ---------------           -----------------       -------------            -----------

Greater than 2.0:1.0               0.95                 1.05                     1.15

Greater than 1.5:l.0 but
less than or equal to 2.0:1.0      1.05                 1.10                     1.20

less than or equal to              1.10                 1.15                     1.25
1.5:1.0

The Margin will be set on the day which is 5 Banking Days following the receipt by the Agent of the financial statements referenced in Section 7.8(a) or Section 7.8(b) hereof; as the case may be, and shall apply to all LIBOR Loans (i.e., new or additional LIBOR Loans, or LIBOR Loans which are continuations or conversions) to be made on or after such date until, but not including, the next date on which the Margin is reset in accordance with the provisions hereof; provided, however, that if any financial statements are not received by the Agent within the time period relating to such financial statements as provided in Section 7.8(a) or Section 7.8(b) hereof; as the case may be, the Margin on all LIBOR Loans to be made on or after the date the Margin should have been reset in accordance with the foregoing provisions (i.e., assuming timely delivery of the requisite financial statements), until but excluding the day which is 5 Banking Days following the receipt by the Agent of such financial statements, will be 1.25%; and further provided. however, that the Banks shall not in any way be deemed to have waived any Event of Default or any of their remedies hereunder (including, without limitation, remedies provided in Article 10 hereof) in connection with the provisions of the foregoing proviso.

            "Material Adverse Effect" means any material adverse effect upon (i) the business, properties, assets, prospects or condition (financial or otherwise) of the Borrower or of the Borrower and the Guarantors taken as a whole, (ii) the ability of the Borrower or any Guarantor to perform its obligations hereunder or under any Facility Document or (iii) the validity or enforceability of any Facility Document.

            "Money Purchase Plan" means the Standard Funding Corp. Money Purchase Plan established effective January 1, 1982 and frozen on December 28, 1990.

            "Multiemployer Plan" means a Plan defined as such in Section 4001(a)(3) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.


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

            "Non-Conforming Eligible Accounts Receivable" means accounts receivable of the Borrower (other than Eligible Accounts Receivable) which satisfy all requirements of the definition of "Eligible Accounts Receivable" other than the requirement set forth with respect to minimum down payments set forth in subclause (g) of the definition of "Eligible Accounts Receivable". For purposes hereof, a "Non-Conforming Eligible Account Receivable" shall become an "Eligible Account Receivable" simultaneously with the Borrower submitting a Borrowing Base Certificate together with evidence satisfactory to the Agent that the unearned premium with respect to the insurance policy to which such account relates is sufficient to repay the then outstanding principal balance of the related insurance premium finance loan upon cancellation of the related insurance policy. Notwithstanding any other provision of this Agreement, for purposes of inclusion in the Borrowing Base the aggregate amount of Non-Conforming Eligible Accounts Receivable shall not exceed $1,000,000 at any time.

            "Note" means any Revolving Credit Note or Swing Line Loan Note.

            "Obligations" means all of the obligations of the Borrower or any Guarantor to the Banks under or in relation to this Agreement, the Notes, the Guarantees or any of the other Facility Documents, as such agreements, documents and instruments are originally executed or as modified, amended, restated, supplemented or extended from time to time, and all obligations of the Borrower or any Guarantor to the Banks arising out of any extension, refinancing or refunding of any of the foregoing obligations, whether such obligations are now existing or hereafter acquired or arising, direct or indirect, joint or several, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise.

            "Operating Income" means, with respect to a particular Person for a particular period, such Person's operating income for such period determined or calculated in accordance with GAAP as reflected on such Person's financial statements.

            "Palitz Agreement" means that certain Note Agreement, dated December 27, 1995, by and between the Borrower and Bernard G. Palitz, relating to $3,000,000 14% Senior Subordinated Notes due December 27, 2000.

            "Payment Office" means, with respect to the Agent for payments in Dollars, such account at such bank or office in New York City or Philadelphia as the Agent shall designate by notice to the Person required to make the relevant payment.

            "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

            "Permitted Investments" means any of the following investments: (i) obligations issued or guaranteed by states or municipalities within the United States of America; (ii) obligations issued or guaranteed by the United States of America or any agency or subdivision thereof; (iii) certificates of deposit, time deposits, Eurodollar certificates of deposit, bankers acceptances and other "money market instruments" issued by any bank, trust company or financial institution organized under the laws of the United States of America or any state thereof having capital and surplus in an aggregate amount not less than $1,000,000,000; (iv) commercial paper rated at least Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poors Corporation; (v) securities issued by money market funds with assets of $2,500,000,000 or more, and (vi) repurchase agreements with terms of not more than seven days entered into with any bank, trust company or financial institution organized under the laws of the United States of America or any state thereof having capital and surplus in an aggregate amount not less than $1,000,000,000 and relating to any of the obligations referred to in clauses (i), (ii), (iii) above; in each maturing or being due or payable in full not more than one year after the acquisition thereof such entity.

            "Permitted Liens" means those certain Liens defined in Section 8.2 hereof.

            "Person" means an individual, partnership, corporation, limited liability company or partnership, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

            "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies, provided that such term shall not include plans terminated under Title IV of ERISA more than six (6) years prior to the date hereof, and such term shall not include the Money Purchase Plan for any period during which it is frozen and no contributions are required to be made under
Section 412 of the Code.

            "Pre-Tax Income" means, for a particular period, the net income of the Borrower and its Subsidiaries, if any, for such period calculated before payment of any federal or state income taxes, determined in accordance with GAAP.

            "Prime Rate" means that rate of interest most recently publicly announced from time to time by the entity which is the Agent as its prime rate or equivalent commercial lending rate.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

            "Regulatory Change" means, with respect to any Bank, any change after the Closing Date in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA as to which events the PBGC by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.

            "Required Banks" means, at any time, with respect to any decisions to be made by the Banks hereunder, Banks having at least 66-2/3% of the aggregate of the Commitments hereunder.

            "Reserve Adjusted LIBOR Rate" means, with respect to the Interest Period for each LIBOR Loan, the rate per annum (rounded upwards to the nearest whole multiple of 1/100th of one percent) equal to the following:

                                      LIBOR
                           ---------------------------------
                    1.00 - Eurocurrency Reserve Requirements.

            "Revolving Credit Loan" has the meaning set forth in Section 2.1 hereof.

            "Revolving Credit Note" means a promissory note of the Borrower evidencing Revolving Credit Loans substantially in the form of Exhibit A hereto, as such note may be amended, modified, supplemented or replaced from time to time.

            "Senior Leverage Ratio" means, at any time, the ratio of (I) Total Liabilities less Subordinated Debt to (ii) the sum of (A) Tangible Net Worth plus (B) the aggregate outstanding principal balance (net of any original issue discount) of all Subordinated Debt.

            "Solvent" means when used with respect to any Person on a particular date, that on such date: (a) the fair saleable value of its assets is in excess of the total amount of its liabilities, including, without limitation, the reasonably expected amount of such Person's obligations with respect to contingent liabilities, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person's ability to pay as such Debts and liabilities mature and (d) such Person is not engaged in business or a transaction for which such Person's property would constitute an unreasonably small capital.

            "Subordinated Debt" means the indebtedness described on Schedule 1.1 hereto and any additional indebtedness incurred by the Borrower or any of its Subsidiaries, if any, which is subordinated to the Borrower's indebtedness hereunder on terms of subordination and repayment satisfactory to the Required Banks.

            "Subsidiary", with respect to any Person, means any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are, at the relevant time, owned directly or indirectly by such Person.

            "Swing Line Loan Commitment" means $1,000,000, as such amount may be reduced in accordance to Section 2.9 hereof.

            "Swing Line Loans" means the loans made by the Agent to the Borrower pursuant with Section 2.9 hereof.

            "Swing Line Loan Note" means the promissory note of the Borrower in favor of the Agent evidencing the Swing Line Loans and substantially in the form of Exhibit D hereto as such promissory note may be amended, modified, supplemented, or replaced from time to time.

            "Tangible Net Worth" means, at a particular date, the excess of Total Assets over Total Liabilities which would, in conformity with GAAP, be included under shareholders' equity on a balance sheet of the Borrower and its Subsidiaries, if any, less all intangible assets, including, without limitation, organizational expenses, patents, trademarks, service marks, copyrights, goodwill, covenants not to compete and research and development costs as at such date.

            "Taxes" means any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental or taxing authority of any jurisdiction, excluding, in the case of each Bank, income taxes and franchise taxes, or taxes on the overall capital or net worth of such Bank or any of its branches, affiliates or lending offices, imposed on such Bank as a result of a present or former connection between the jurisdiction of the government or the taxing authority imposing such tax and such Bank (excluding a connection arising solely from such Bank having executed, delivered, or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or the other Facility Documents) or any political subdivision or taxing authority thereof or therein.

            "Termination Date" means the earlier to occur of (a) the date on which the Commitments shall terminate hereunder and (b) December 30, 2000.

            "Total Assets" means, at a particular date, all amounts which would, in conformity with GAAP, be included as assets on a balance sheet of the Borrower and its Subsidiaries, if any, as at such date.

            "Total Commitments" means, at any time, the aggregate of the Commitments in effect at such time.

            "Total Leverage Ratio" means, at any time, the ratio of (i) Total Liabilities to (ii) Tangible Net Worth.

            "Total Liabilities" means, at a particular date, all amounts which would, in conformity with GAAP, be included as liabilities on a balance sheet of the Borrower and its Subsidiaries, if any, as at such date.

            "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of such Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or such Plan under Title IV of ERISA.

            "Up Front Fee" has the meaning given to such term in Section 3.4 hereof. Section 1.2. Accounting Terms.

            All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

                                   ARTICLE 2.
                            REVOLVING CREDIT FACILITY

Section 2.1. Revolving Credit Loans.

            Subject to the terms and conditions of this Agreement, each of the Banks severally agrees, upon request by the Borrower, to make loans to the Borrower (each such loan being a "Revolving Credit Loan") from time to time on any Banking Day during the period from the date hereof to but excluding the Termination Date; provided, however, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the Aggregate Outstandings at the time of such Revolving Credit Loan would exceed the lesser of (i) the Total Commitments or (ii) the Borrowing Base as in effect on such date. The Revolving Credit Loans may be outstanding as Base Rate Loans or LIBOR Loans, provided, however, that during the occurrence and continuance of an Event of Default, the Borrower may not elect and the Banks shall have no obligation to make LIBOR Loans. All Revolving Credit Loans shall be made by the Banks, on a pro rata basis, in accordance with their respective Commitment Proportions. Subject to the foregoing limits, the Borrower may borrow, repay and reborrow all or a portion of the Commitments hereunder. Any amount of any Revolving Credit Loan not paid when due (at maturity, by acceleration or otherwise) shall bear interest thereafter until paid at the Default Rate.

Section 2.2. The Revolving Credit Notes.

            The Revolving Credit Loans of each Bank shall be evidenced by a single promissory note in favor of such Bank with appropriate insertions duly executed by the Borrower. Each Bank is hereby authorized to record the date and amount of each Revolving Credit Loan, the date and amount of each payment of principal thereof; the principal amount subject thereto and the interest rate with respect thereto in such Bank's records or on schedules annexed to and constituting a part of its Revolving Credit Note, and absent, manifest error, any such recordation shall constitute conclusive evidence of the information so recorded; provided that the failure to make such recordation shall not in any way affect the obligation of the Borrower to repay the Revolving Credit Loans. Each Revolving Credit Note (a) shall be dated the date hereof, (b) shall be stated to mature on the Termination Date and (c) shall bear interest on the unpaid principal amount thereof from time to time as provided herein.

Section 2.3. Use of Proceeds.

            The Borrower shall use the proceeds of the Loans (i) on the date of this Agreement, to repay existing indebtedness and (ii) for general working capital purposes. No part of the proceeds of any of the Loans will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date of making such Loans.

Section 2.4. Borrowing Procedure for Revolving Credit Loans.

            (a) Each Revolving Credit Loan shall be, at the option of the Borrower, either a Base Rate Loan or a LIBOR Loan. The Borrower shall give the Agent (i) at least three Banking Days irrevocable telephonic notice of each LIBOR Loan (whether representing an additional borrowing hereunder, a conversion of a borrowing hereunder from a Base Rate Loan to a LIBOR Loan, or a continuation of such Revolving Credit Loan as a LIBOR Loan for an additional Interest Period) prior to 12:00 p.m., New York, New York time on the day any such notice is given (the "LIBOR Notice"), and (ii) irrevocable telephonic notice of each Base Rate Loan (whether representing an additional borrowing hereunder or the conversion of an existing LIBOR Loan to a Base Rate Loan at the end of the Interest Period with respect to such LIBOR Loan) prior to 12:00 p.m., New York, New York time on the day of the proposed Base Rate Loan (the "Base Rate Loan Notice"). Each such notification, which shall be effective only upon receipt thereof by the Agent, shall specify the amount of the borrowing, the type of Revolving Credit Loan (i.e., Base Rate Loan or LIBOR Loan), the date of the proposed borrowing, whether any such Revolving Credit Loan represents an additional borrowing, a conversion or a continuation as referenced above, and, in the case of a LIBOR Loan, the Interest Period to be used in the computation of interest with respect thereto. The Borrower shall provide the Agent with written confirmation of each such telephonic notice on the same day by telefacsimile transmission in such form as shall be reasonably acceptable to the Agent. Notice of receipt of any such notice by the Agent shall be provided by the Agent to each Bank by telephone with reasonable promptness but, assuming receipt by the Agent of any such notice prior to 12:00 p.m., New York, New York time on a Banking Day, by no later than 1:00 p.m., New York, New York time on the same day as the Agent's receipt of any such notice.

            (b) Each Bank will make its Commitment Proportion of each borrowing available to the Agent at the Payment Office by 2:00 p.m. (New York City time), on the date for such Borrowing by payment in Dollars and in immediately available funds. Unless any applicable condition specified in Article 5 hereof has not been satisfied, the amounts so received by the Agent will be made available to the Borrower at such Payment Office by crediting the account of such Borrower with such amounts and in like funds as received by the Agent; provided, however, that if the proceeds of any borrowing or any portion thereof are to be used to prepay outstanding Loans, then the Agent shall apply such proceeds for such purpose to the extent necessary and credit the balance, if any, to the Borrower's account.

Section 2.5. Minimum Amounts of Revolving Credit Loans.

            Except for borrowings which involve or utilize the full remaining amount of the Commitments and payments which result in the prepayment of all Base Rate Loans, each borrowing and payment of Base Rate Loans shall be in an amount at least equal to $500,000 and, if greater, integral multiples of $100,000 in excess thereof. Each borrowing of LIBOR Loans shall be in an amount at least equal to $1,000,000 and, if greater, in integral multiples of $1,000,000 in excess thereof.

Section 2.6. Interest Period Elections for Borrowings.

            (a) The Borrower with respect to any outstanding Revolving Credit Loan consisting of LIBOR Loans may, upon notice to the Agent in accordance with
Section 2.6(b), but subject to the provisions of Section 2.1 hereof, elect to specify a new Interest Period for such borrowing, which Interest Period will commence on the last day of the Interest Period applicable thereto (an "Election Date").

            (b) If a Borrower elects to specify a new Interest Period for any borrowing of LIBOR Loans pursuant to Section 2.6(a), it shall give the Agent written notice thereof to be received by the Agent not later than 12:00 p.m. (New York City time) at least three Banking Days prior to the Election Date in respect of such borrowing specifying:

                  (i)   the borrowing to which such notice relates;

                  (ii)  the Election Date; and

                  (iii) the duration of the requested Interest Period.

            (c) If by the time set forth in Section 2.6(b), the Borrower has failed to give timely notice of an Interest Period election for a LIBOR Loan, such Revolving Credit Loan shall automatically convert to a Base Rate Loan at the end of the applicable Interest Period.

            (d) The Agent will promptly notify each Bank of the duration of each new Interest Period applicable to each borrowing consisting of LIBOR Loans.

Section 2.7. Interest on Loans.

            (a) Base Rate Loans. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Base Rate Loan made under this Agreement at a fluctuating rate per annum equal to the Alternate Base Rate from time to time in effect. Each change in the interest rate shall take effect simultaneously with the corresponding change in the Base Rate. Interest shall be calculated on the basis of the actual number of days elapsed divided by a year of three hundred sixty (360) days and shall be paid to the Agent for the accounts of the Banks in arrears on the first day of each month commencing February 1, 1998, and on the Termination Date.

            (b) LIBOR Loans. The Borrower shall pay interest on the outstanding and unpaid principal amount of each LIBOR Loan made under this Agreement at a rate per annum equal to the Reserve Adjusted LIBOR Rate in effect with respect thereto, plus the applicable Margin. Interest shall be calculated on the basis of the actual number of days elapsed divided by a year of three hundred sixty
(360) days, and shall be paid to the Agent for the accounts of the Banks in arrears on the last day of the Interest Period applicable to such LIBOR Loan; provided, however, that if such Interest Period is longer than three months, interest shall be paid on the last day of each three-month period following the commencement of such Interest Period and on the last day of such Interest Period.

            (c) Default Interest. Notwithstanding any other provision of this
Section 2.7, during the occurrence and continuance of an Event of Default all outstanding Loans hereunder shall bear interest at the Default Rate.

Section 2.8. Changes of Commitments.

            (a) The Borrower shall have the right to reduce or terminate the amount of unused Commitments at any time or from time to time prior to the Termination Date, provided that: (i) the Borrower shall give five (5) days prior written notice of each such reduction or termination to the Agent; and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 or, if greater, in integral multiples of $500,000 in excess thereof.

            (b) The Commitments once reduced or terminated may not be reinstated.

            (c) Any reduction of Commitments pursuant to this Section 2.8 shall be applied to reduce the Commitments of the Banks on a pro rata basis.

Section 2.9. Swing Line Loans.

            (a) Swing Line Loan Commitment. Subject to the terms and conditions set forth herein, the Agent agrees to make revolving loans to the Borrower in Dollars from time to time from the date hereof to the Termination Date (each such loan, a "Swing Line Loan" and collectively, the "Swing Line Loans"); provided that (i) the aggregate amount of the Swing Line Loans outstanding at any one time shall not exceed the Swing Line Loan Commitment and (ii) the Aggregate Outstandings at any one time may not exceed the lesser of (a) the Total Commitments and (B) the Borrowing Base in effect on such date. The Swing Line Loan Commitment may be reduced or terminated by the Agent, in its sole discretion, upon three Business Days' notice to the Borrower. Prior to the Termination Date, Swing Line Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof. Upon the request of any Bank, the Agent shall provide such Bank a schedule of Swing Line Loans then outstanding.

            (b) Method of Borrowing Swing Line Loans. By no later than 12:00 noon, New York City time, on the date of the requested borrowing of a Swing Line Loan, the Borrower shall give written notice (or telephonic notice promptly confirmed in writing) to the Agent. Each such notice shall be irrevocable and shall state (A) that a Swing Line Loan is requested, (B) the date of the requested Swing Line Loan which shall be a Banking Day) and (C) the principal amount of the Swing Line Loan requested. Each Swing Line Loan shall bear interest at such rate and shall have such maturity date as the Agent and the Borrower shall agree upon receipt by the Agent of any such notice from the Borrower, provided, that the maturity date for any Swing Line Loan shall not in any event be a date more than fourteen (14) Banking Days from the date such Swing Line Loan is advanced or a date after the Termination Date.

            (c) Payment and Participations of Swing Line Loans. The Borrower agrees to repay all Swing Line Loans then outstanding within one Banking Day of demand therefor by the Agent, which may be accomplished by the Borrower being deemed to have requested a Revolving Credit Loan pursuant to Section 2.4 hereof. In the event that the Borrower shall fail to repay any Swing Line Loan on demand therefor by the Agent, and in any event upon (i) a request by the Agent, (ii) an Event of Default described in Section 10.1(e) hereof or (iii) the acceleration of any Note or termination of the Commitments pursuant to Article 10 hereof; each Bank shall irrevocably and unconditionally purchase from the Agent, without recourse or warranty, an undivided interest and participation in such Swing Line Loan in an amount equal to such other Bank's Commitment Proportion thereof, by directly purchasing a participation in such Swing Line Loan in such amount (regardless of whether the conditions precedent thereto set forth in Section 5.2 hereof are then satisfied, whether or not the Borrower has requested a Revolving Credit Loan and whether or not the Commitments are then in effect, any Event of Default exists or all the Notes have been accelerated) and paying the proceeds thereof to the Agent at its Payment Office, or at such other address as the Agent may designate, in lawful money of the United States of America and in immediately available funds. The Agent agrees to notify each Bank that is obligated to purchase a participation in Swing Line Loans hereunder of the occurrence of any event described in clause (ii) or (iii) above promptly after the Agent becomes aware thereof; but the failure to give such notice will not affect the obligation of any such Bank to purchase any such participation. Provided that the Agent has provided notice to the Banks by 2:00 p.m., New York City time, the Banks shall be obligated to purchase such participations on the same Banking Day. If any such notice is delivered after 2:00 p.m., New York City time, the Banks shall be obligated to purchase such participations on the next succeeding Banking Day. If such amount is not in fact made available to the Agent by any Bank, the Agent shall be entitled to recover such amount on demand from such Bank together with accrued interest thereon for each day from the date such amount is required to be paid, at the Federal Funds Rate. If such Bank does not pay such amount as provided above, and until such time as such Bank makes the required payment, the Agent shall be deemed to continue to have outstanding Swing Line Loans in the amount of such unpaid participation obligation for all purposes of the Facility Documents other than those provisions requiring the Banks to purchase participations therein. Further, such Bank shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Credit Loans and any other amounts due to it hereunder to the Agent to refinance Swing Line Loans in the amount of the participation in Swing Line Loans that such Bank failed to purchase pursuant to this Section 2.9(c) until such amount has been purchased (as a result of such assignment or otherwise). Upon the purchase of a participation interest in respect of such Swing Line Loan by a Bank pursuant to this Section 2.9, the amount so funded shall become a Revolving Credit Loan which is a Base Rate Loan by the purchasing Bank hereunder and shall no longer be a Swing Line Loan. On the date that the Banks are required to purchase participations in Swing Line Loans under this Section 2.9, the pro rata share of such Swing Line Loans of the Bank then acting as the Agent shall no longer be a Swing Line Loan hereunder but shall be a Revolving Credit Loan.

            (d) Swing Line Note. The Swing Line Loans made by the Agent shall be evidenced by a duly executed promissory note of the Borrower to the Agent in the face amount of the Swing Line Loan Commitment and in substantially the form of Exhibit D hereto.

            (e) Funding of Swing Line Loans. Upon receipt of a request for a Swing Line Loan as provided above, unless any applicable condition specified in
Article 5 hereof has not been satisfied, the Agent will fund such amount to the Borrower by 2:00 p.m.. New York City time, on the date specified in such request by crediting an account of the Borrower on the books of the Agent.

                                   ARTICLE 3.
                  GENERAL CREDIT PROVISIONS; FEES AND PAYMENTS

Section 3.1. Certain Notices.

            Notices by the Borrower to the Agent of each borrowing pursuant to
Section 2.4 hereof, each prepayment pursuant to Section 3.2 hereof and each reduction or termination of Commitments pursuant to Section 2.8 hereof shall be irrevocable and shall be effective on the date of receipt only if received by the Agent on a Banking Day not later than 12:00 p.m., New York City time, on the date notice with respect thereto is required to be given hereunder, and otherwise shall be effective on the next succeeding Banking Day. Each such notice relating to the borrowing, continuation, conversion or prepayment of a Loan, as the case may be. shall specify the Loans to be borrowed, converted, continued or prepaid, and the amount and type of the Loans to be borrowed or prepaid, the Interest Period with respect to any LIBOR Loan and the date of borrowing, conversion, continuation or prepayment (which shall be a Banking
Day). Each such notice of reduction or termination of Commitments shall specify the amount of the Commitments to be reduced or terminated. The Agent shall notify the Banks of the contents of each such notice promptly after the Agent's receipt thereof.

Section 3.2. Prepayments.

            (a) Voluntary Prepayments of Base Rate Loans. The Borrower shall have the right at any time and from time to time to prepay without premium or penalty Base Rate Loans, in whole or in part, upon telephonic notice to the Agent; provided, however, that any such partial prepayment shall be in a minimum aggregate principal amount of $500,000 or, if greater, in amounts which are integral multiples of $100,000 in excess thereof.

            (b) Voluntary Prepayments of LIBOR Loans. The Borrower shall have the right at any time and from time to time to prepay LIBOR Loans, in whole or in part, on at least three Banking Days' prior written notice to the Agent, subject to the provisions of Article 4 hereof; provided, however, that any such partial prepayment shall be in a minimum aggregate principal amount of $1,000,000 or, if greater, in amounts which are integral multiples of $100,000 in excess thereof.

            (c) Mandatory Prepayments. In the event that Aggregate Outstandings exceed the lesser of the Total Commitments or the then applicable Borrowing Base at any time prior to the Termination Date, the Borrower shall promptly pay or prepay so much of the Loans outstanding as shall be necessary in order that Aggregate Outstandings will not exceed the lesser of the Total Commitments or the then applicable Borrowing Base. All prepayments under this subsection shall be applied first to Base Rate Loans outstanding and then to LIBOR Loans outstanding.

            (d) Accrued Interest and Other Amounts. All prepayments made pursuant to this Section 3.2 shall be accompanied by the payment of all accrued interest on the amount so prepaid and by all amounts required to be paid pursuant to Article 4 hereof in connection therewith.

Section 3.3. Commitment Fee.

            The Borrower shall pay to the Agent on behalf and for the ratable benefit of each Bank a Commitment Fee for the period from and including the date hereof to and excluding the Termination Date equal to such Bank's Commitment Proportion of an amount equal to the product of (a) 0.20% per annum multiplied by (b) the average daily unused portion of the Total Commitments during the applicable period. The Commitment Fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. The Commitment Fee shall be due and payable quarterly in arrears on the first day of each calendar quarter and on the Termination Date and, to the extent thereof, on the date of any reduction in the Total Commitments. For purposes of calculating the Commitment Fee only, the aggregate principal amount of Swing Line Loans outstanding shall not be considered to be outstanding hereunder.

Section 3.4. Up Front Fee.

            The Borrower shall pay to the Agent on or before the Closing Date on behalf and for the ratable benefit of the Banks in accordance with their respective Commitment Proportions a non-refundable fee of $45,000 (the "Up Front Fee"). The payment under this Section 3.4 shall be due and payable on the Closing Date in accordance with the provisions of Section 5.1 hereof.

Section 3.5. Payments Generally.

            (a) All payments under this Agreement or on the Notes shall be made in immediately available funds to the Agent at its Payment Office for the ratable benefit of the Banks, in accordance with their respective Commitment Proportions, not later than 1:00 p.m.

(New York City time) on the relevant dates specified above (each such payment made after such time on such date is to be deemed to have been made on the next succeeding Banking Day). The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the principal or other amount payable by the Borrower under this Agreement or the Notes to which such payment is to be applied; provided, however, that in the event that the Borrower fails to so specify, or if a Default or an Event of Default has occurred and is continuing, the Agent and the Banks shall apply such payment as they may elect in their sole discretion. If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension.

            (b) All payments made by the Borrower under this Agreement, the Notes or the other Facility Documents shall be made free and clear of; and without deduction or withholding for or on account Of; Taxes. If any Taxes are withheld from any amounts payable to any Bank hereunder or under the other Facility Documents, the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Notes and the other Facility Documents. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to such Bank a copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Banks the required receipts or other required documentary evidence, the Borrower shall indemnify the Banks for any incremental taxes, interest or penalties that may become payable by any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the other Facility Documents and the payment of the Notes and all other amounts payable hereunder or thereunder.

            (c) Each Bank and the Agent agrees that if it subsequently recovers or receives a refund or credit in respect of the Taxes paid by the Borrower under subsection (b) such Bank or the Agent shall promptly repay the Borrower such refund or credit net of all out-of-pocket expenses related thereto; provided, however, that if, due to subsequent adjustment of such Taxes, such Bank or the Agent is required to repay such amount to the relevant taxing authority, the Borrower agrees to repay such Bank or the Agent the amount required to be repaid.

                                   ARTICLE 4.
                             YIELD PROTECTION, ETC.

Section 4.1. Certain Compensation.

            (a) The Borrower hereby agrees to indemnify the Banks against any actual loss or expense which the Banks or any one of them may sustain or incur as a consequence of any of the following (unless such loss or expense results from the applicable Bank's failure to fund any LIBOR Loan after satisfaction of all applicable conditions hereunder):

                  (i) the receipt or recovery by such Bank, whether by voluntary prepayment, acceleration or otherwise, of all or any part of a LIBOR Loan prior to the last day of an Interest Period applicable thereto;

                  (ii) the conversion, prior to the last day of an applicable Interest Period, of a LIBOR Loan into a Base Rate Loan;

                  (iii) the failure by the Borrower to borrow any LIBOR Loan, convert any Base Rate Loan to a LIBOR Loan or continue any LIBOR Loan on the date of borrowing, conversion or continuation by the Borrower pursuant to the provisions hereof; or

                  (iv) the failure by the Borrower to pay, punctually on the due date thereof. any amount payable by the Borrower with respect to or on account of any LIBOR Loan.

            Without limiting the effect of the foregoing, the amount to be paid by the Borrower to the Agent on behalf of any Bank in order to so indemnify such Bank for any actual loss occasioned by any of the events described in the preceding paragraph, whether existing or prospective, and as liquidated damages therefor, shall be equal to the excess, discounted to its present value as of the date paid to the Agent, of (x) the amount of interest which otherwise would have accrued on the principal amount so received, recovered, converted or not borrowed, continued or converted during the period (the "Indemnity Period") commencing with the date of such receipt, recovery, conversion, or failure to borrow, continue or convert to the last day of the applicable Interest Period for such LIBOR Loan at the rate of interest applicable to such LIBOR Loan (or the rate of interest agreed to in the case of a failure to borrow, continue or convert) provided for herein (prior to default) over (y) the amount of interest which would be earned by such Bank during the Indemnity Period if it invested the principal amount so received, recovered, converted or not borrowed, continued or converted at the rate per annum approximately equal to LIBOR, on an amount approximately equal to such principal amount for a period of time comparable to such Indemnity Period.

            (b) A certificate as to any additional amounts payable pursuant to this Section 4.1 setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by each Bank set forth therein if made reasonably and in good faith. The Borrower shall pay to the Agent any amounts so certified to the Agent by a Bank within thirty (30) days of demand. For purposes of this Section 4.1, all references to the "Bank" shall be deemed to include any participant in a Bank's Commitment and/or the Loans; provided, however, that the Borrower shall not be required to compensate a Bank and its participants for any amount that exceeds the amount that it would have been required to pay hereunder if no participation had been sold by such Bank.

Section 4.2. Additional Costs.

            (a) The Borrower shall pay to the Agent on behalf of any Bank, from time to time, on demand of such Bank, such amounts as such Bank may reasonably determine to be necessary to compensate it for any costs which such Bank reasonably determines are attributable to its obligation to make any Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any Loans or such obligation (other than taxes imposed on the overall net income or franchise of such Bank or of its Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of; such Bank (including any of such Loans or any deposits referred to in the definitions of "LIBOR Loans", except to the extent that such cost is incorporated in the definition of "Reserve Adjusted LIBOR"); or (iii) imposes any other condition affecting this Agreement, or its Note (or any of such extensions of credit or liabilities) and such Bank's obligations with respect thereto. Each Bank will notify the Agent, and the Agent shall notify the Borrower, of any Regulatory Change which will entitle such Bank to compensation pursuant to this Section 4.2(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall set forth the basis of the calculation of such additional compensation. The determination by any Bank of such amount shall, in the absence of any manifest error, be conclusive.

            (b) Without limiting the effect of the foregoing provisions of this
Section 4.2, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes LIBOR Loans or
(ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Agent, the obligation of such Bank to make LIBOR Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5 shall be applicable).

            (c) Without limiting the effect of the foregoing provisions of this
Section 4.2 (but without duplication), the Borrower shall pay to the Agent, and the Agent shall pay to any Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any costs which it reasonably determines are attributable to the maintenance by it or any of its Affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority, of capital in respect of its Loans or other obligations hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Agent, and the Agent will notify the Borrower, if it is entitled to compensation pursuant to this Section 4.2(c) as promptly as practicable after it determines to request such compensation, which notice shall set forth the basis of the calculation of such additional compensation. The determination by any Bank of such amount, if done in good faith on the basis of any reasonable method, shall, in the absence of any manifest error, be conclusive.

            (d) Determinations and allocations by a Bank for purposes of this
Section 4.2 of the effect of any Regulatory Change pursuant to subsection (a) or
(b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans, and of the additional amounts required to compensate such Bank under this Section 4.2, shall be conclusive absent manifest error.

Section 4.3. Limitations on Types of Loans.

             Anything herein to the contrary notwithstanding, if:

            (a) any Bank determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Loans" in Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any LIBOR Loans as provided in this Agreement; or

            (b) any Bank determines (which determination shall be conclusive) and notifies the Agent, and the Agent notifies the Borrower that the relevant rates of interest referred to in the definition of "LIBOR Loans" in Section 1.1 upon the basis of which the rate of interest for any type of LIBOR Loans is to be determined do not adequately cover the cost to such Bank of making or maintaining such Loans, then, and so long as such condition remains in effect, such Bank shall be under no obligation to make LIBOR Loans (in which case the provisions of Section 4.5 hereof shall be applicable).

Section 4.4. Illegality.

            Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Bank shall promptly notify the Agent, and the Agent shall notify the Borrower thereof and such Bank's obligation to make or maintain LIBOR Loans hereunder shall be suspended until such time as such Bank may again make and maintain such affected Loans (in which case the provisions of Section 4.5 hereof shall be applicable).

Section 4.5. Certain LIBOR Loans Pursuant to Sections 4.2. 4.3 and 4.4.

            If an event referred to in Section 4.2, 4.3 or 4.4 hereof has occurred, the affected Bank shall be required to make Base Rate Loans in accordance with this Agreement, and all LIBOR Loans of such Bank then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Bank in such notice, and, to the extent that LIBOR Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Bank's LIBOR Loans shall be applied instead to its Base Rate Loans. In the event of any conversion of any LIBOR Loan to a Base Rate Loan pursuant to this Section 4.5 prior to the maturity date with respect to such LIBOR Loan, the Borrower shall pay to the Agent for the account of the relevant Bank all amounts required to be paid pursuant to Section 4.1 hereof.

Section 4.6. Change of Lending Office.

            Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 4.2, 4.3 or 4.4 hereof with respect to such Bank, it will use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of the event giving rise to the operation of any such Section; provided that such designation is made on such terms that, in the good faith judgment of such Bank, such Bank and its Lending Office suffer no economic, legal or regulatory disadvantage.

Section 4.7. Survival.

            The indemnities and other obligations set forth in this Article 4 shall survive payment in full of all Loans or extensions of credit made pursuant to this Agreement and the Termination Date.

                                   ARTICLE 5.
                              CONDITIONS PRECEDENT

Section 5.1. Documentary Conditions Precedent.

            The obligations of the Banks to make the Loans on or after the date hereof are subject to the conditions precedent that:

            (a) each Bank shall have received on or before the date hereof each of the following, in form and substance reasonably satisfactory to such Bank and its counsel:

                  (i) this Agreement, executed by all parties hereto, and the Notes, duly executed by the Borrower;

                  (ii) a certificate of the Secretary of the Borrower dated the Closing Date, attesting to all corporate action taken by such entity, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents and each other document to be delivered pursuant to this Agreement, together with certified copies of the certificate or articles of incorporation and the by-laws of the Borrower; and such certificate shall state that the resolutions and corporate documents thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate and are in full force and effect;

                  (iii) a certificate of the Secretary of the Borrower dated the Closing Date, certifying the names and true signatures of the officers of such entity authorized to sign the Facility Documents and the other documents to be delivered by such entity under this Agreement;

                  (iv) a certificate of a duly authorized officer of the Borrower, dated the Closing Date, stating that the representations and warranties in Article 6 hereof and in the other Facility Documents are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

                  (v) a favorable opinion of counsel for the Borrower, dated the Closing Date, in form and substance satisfactory to such Bank and its counsel;

                  (vi) satisfactory evidence that the Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each other jurisdiction where qualification is necessary;

                  (vii) the Borrower's annual report on Form 10-K for the year ended December 31, 1996 and the Borrower's quarterly report on Form l0-Q for the quarter ended September 30, 1997, each as filed by the Borrower with the Securities and Exchange Commission;

                  (viii) satisfactory evidence that the Borrower and the Guarantors maintain all insurance required to be maintained hereunder; and

                  (ix) such other documents, instruments, approvals, opinions and evidence as the Banks may reasonably require;

            (b) the Borrower shall have paid or caused to be paid to the Agent for the benefit of the Banks in full the Up Front Fee and all other fees required to be paid hereunder or in connection herewith, to the Agent in full all accrued fees and expenses of the Agent in connection with the preparation, execution and delivery of this Agreement and the other Facility Documents and the consummation of the transactions contemplated thereby and to the Documentation Agent in full all accrued fees and expenses of the Documentation Agent;

            (c) the Borrower and the Guarantors shall have obtained all consents, permits and approvals required in connection with the execution, delivery and performance by the Borrower and the Guarantors of their obligations hereunder and such consents, permits and approvals shall continue in full force and effect;

            (d) the Borrower shall have provided reasonably satisfactory evidence that neither it nor any Guarantor is in default with respect to any contractual obligations to which it is a party, the effect of which could reasonably be expected to have a Material Adverse Effect;

            (e) the Agent and the Banks shall have completed, and be satisfied with the results of, their due diligence investigations of the Borrower, including without limitation, the Borrower's information systems, premium finance contracts, participation program agreements and litigation;

            (f) the Agent and the Banks shall have completed a satisfactory review of all debt instruments, mortgages, indentures and leases to which the Borrower is a party;

            (g) simultaneously with the first Loan hereunder, the Borrower shall have repaid all of its obligations under its existing credit facilities with Fleet Bank, N. A., The Bank of New York, Marine Midland Bank, Mellon Bank, N.A. and Atlantic Bank other than those existing loans bearing interest at a rate based on LIBOR and listed on Schedule 5.1 hereto;

            (h) the Agent and the Banks shall be satisfied that no event or series of events has occurred that could result in a material adverse change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower; and

            (i) all legal matters in connection with this financing shall be satisfactory to the Banks and their counsel.

Section 5.2. Additional Conditions Precedent.

            The obligations of the Banks to make any Loan shall be subject to the further conditions precedent (which shall be in addition to, and shall not be deemed to limit or modify, any of the other terms and conditions hereunder) that on the date of such Loan the following statements shall be true:

            (a) (i) with respect to any Loan made to the Borrower on the date hereof, the representations and warranties contained in Article 6 hereof are true and correct on and as of the date hereof; and (ii) with respect to any Loan made after the date hereof; the representations and warranties contained in
Article 6 hereof, which for purposes of this Section, shall be deemed to relate to the Borrower and to each Guarantor as if each such Person were the subject of each such representation and warranty, are true and correct in all material respects on and as of the date of such Loan as though made on and as of such date (except when any such representation or warranty by its terms relates to the date hereof or another specific date); and

            (b) no Default or Event of Default shall have occurred and be continuing or would result from such Loan.

Section 5.3. Deemed Representations.

            Each notice of a Loan and the acceptance by the Borrower of the proceeds thereof shall constitute a representation and warranty that the statements contained in Section 5.2 hereof are true and correct as of the date of such Loan.

                                   ARTICLE 6.
                         REPRESENTATIONS AND WARRANTIES

            The Borrower hereby represents and warrants that:

Section 6.1. Incorporation, Good Standing and Due Qualifications: Compliance with Law.

            Each of the Borrower and the Guarantors is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has the requisite power and authority to own its assets and to transact the business in which it is now engaged or presently proposes to be engaged, and is duly qualified as foreign corporations and in good standing under the laws of each other jurisdiction in which such qualification is required except where the failure to so qualify and/or be in good standing would not, in any case or in the aggregate, have a Material Adverse Effect. In addition, the Borrower and each Guarantor is in compliance, in all material respects, with all laws, treaties, rules or regulations, and determinations or orders of or with respect to all arbitrators, courts or other governmental authorities, in each case applicable to or binding upon it or any of its property or to which it or any of its property is subject.

Section 6.2. Power and Authority; No Conflicts.

            The execution, delivery and performance by the Borrower and the Guarantors of each of the Facility Documents to which it is a party are within the corporate power and authority of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of the stockholders of the Borrower or any of the Guarantors or of any third party; (b) contravene the charter or by-laws of the Borrower or any of the Guarantors; (c) violate any provision of; or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of the Guarantors; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any of the Guarantors is a party or by which properties of the Borrower or any of the Guarantors may be bound or affected, the violation of which would reasonably be expected to cause a Material Adverse Effect; (e) result in or require the creation or imposition of any Lien (other than

Permitted Liens) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any of the Guarantors; or (f) cause the Borrower or any of the Guarantors to be in default under any such rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

Section 6.3. Legally Enforceable Agreements.

            Each Facility Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower and each Guarantor (if such entity or Person is a party thereto) enforceable against such Person in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

Section 6.4. Litigation.

            There are no actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantors, threatened, against the Borrower or any of the Guarantors before any court, governmental agency or arbitrator, which would, if adversely determined, cause a Material Adverse Effect.

Section 6.5. Financial Statements; Other Liabilities.

            (a) The balance sheet of the Borrower as at December 31, 1996, and the related income statements and statements of cash flow of the Borrower for the fiscal year then ended, and the accompanying notes, together with the opinion thereon of Deloitte & Touche, independent certified public accountants, and the interim financial statements of the Borrower as at and for the nine months ended (as the case may be) September 30, 1997, copies of which have been furnished to each of the Banks, fairly present the financial condition of the Borrower as at such dates and the results of the operations of the Borrower for the periods covered by such statements, all in accordance with GAAP consistently applied (subject, in the case of interim financial statements, to year-end adjustments and except, in the case of such interim financial statements, for the absence of GAAP notes thereto).

            (b) As of the date hereof, there are no material liabilities or obligations of the Borrower, whether direct or indirect, absolute or contingent, or matured or unmatured, other than (i) as disclosed or provided for in the financial statements and notes thereto which are referred to above, or (ii) which are disclosed elsewhere in this Agreement or in the Schedules hereto or in the Borrower's annual and quarterly reports referred to in Section 5.1 (vii) hereof; or (iii) arising in the ordinary course of business since September 30, 1997 or (iv) created by this Agreement. None of the written information, exhibits and reports furnished by the Borrower to the Banks in connection with the negotiation of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

Section 6.6. Ownership and Liens.

            Each of the Borrower and the Guarantors has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 6.5 hereof, and none of the properties and assets owned by the Borrower and each of the Guarantors, and none of their leasehold interests is subject to any Lien, except for Permitted Liens.

Section 6.7. Taxes.

            Each of the Borrower and the Guarantors has filed all tax returns (foreign, federal, state and local) required to be filed (including, without limitation, with respect to payroll and sales taxes), and the Borrower and each of the Guarantors have paid all Taxes, other than Taxes which are not yet delinquent or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP shall have been provided on the books of the Borrower and the Guarantors.

Section 6.8. ERISA.

            As of the date hereof, the Borrower and its ERISA Affiliates are in compliance in all material respects with all provisions of ERISA applicable to any Plan. No Reportable Event has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn under
Section 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrower and each of its ERISA Affiliates have met their minimum funding requirements under ERISA with respect to all of their Plans, there are no Unfunded Vested Liabilities, and neither the Borrower nor any ERISA Affiliate has incurred any material liability to the PBGC under ERISA with respect to any Plan. As of the date hereof, no contributions are required to be made to the Money Purchase Plan for the current plan year or for any future plan years and there are no funding deficiencies under Section 412 of the Code with respect to the Money Purchase Plan. All contributions that were required to be made in respect of the Money Purchase Plan were made on a timely basis.

Section 6.9. Subsidiaries and Ownership of Stock.

            As of the date hereof; Schedule 6.9 is a complete and correct list of all Subsidiaries of the Borrower.

Section 6.10. Credit Arrangements.

            Schedule 6.10 is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements in effect on the date of this Agreement providing for or relating to extensions of credit to the Borrower or any of the Guarantors for borrowed money (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of the Guarantors is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

Section 6.11. Operation of Business.

            The Borrower and the Guarantors possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

Section 6.12. Hazardous Substances.

            The Borrower and the Guarantors are in compliance with all applicable Environmental Laws, and have obtained all necessary licenses and permits required to be issued pursuant to any applicable Environmental Law. As of the date hereof; neither the Borrower nor any of the Guarantors has received any notice or communication from any governmental agency with respect to (i) any Hazardous Substance relative to its operations, property or acts or (ii) any investigation, demand or request pursuant to or enforcing any applicable Environmental Law relating to it or its operations, and no such investigation is pending or, to the best knowledge of the Borrower or any Guarantor, threatened.

Section 6.13. No Default on Outstanding Judgments. Orders or Agreements.

            (a) Each of the Borrower and the Guarantors has satisfied all judgments, if any, issued against any of them, and (b) neither the Borrower nor any of the Guarantors is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, or of any agreement or instrument to which it is a party, the default of which could reasonably be expected to cause a Material Adverse Effect.

Section 6.14. Labor Disputes and Acts of God.

            As of the date hereof, neither the business nor the properties of the Borrower or any of the Guarantors are affected by any fire, explosion, strike, lockout or other labor dispute or embargo, or act of God or other casualty (whether or not covered by insurance) which could reasonably be expected to cause a Material Adverse Effect.

Section 6.15. Governmental Regulation.

            Except for state statutes governing premium finance companies (none of which are violated by the execution, delivery and performance of this Agreement), neither the Borrower nor any of the Guarantors is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 or any other statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

Section 6.16. Partnerships.

            As of the date hereof; neither the Borrower nor any Guarantor is a partner in any partnership.

Section 6.17. No Forfeiture Proceeding.

            Neither the Borrower nor any Guarantor is engaged in or proposes to be engaged in the conduct of any business or activity which is likely to result in a Forfeiture Proceeding, and no Forfeiture Proceeding against any of them is pending or, to the best knowledge of the Borrower and the Guarantors as of the date hereof, threatened.

Section 6.18. No Default of Event of Default.

            No Default or Event of Default has occurred and is continuing.

Section 6.19. Solvency.

            Each of the Borrower and the Guarantors, if any, is Solvent.

Section 6.20. Material Adverse Change.

            No event or series of events has occurred since September 30, 1997 which would, individually or in the aggregate, cause a Material Adverse Effect.

Section 6.21. Name and Location.

            Except as disclosed in Schedule 6.21, during the five years prior to the making of this Agreement, neither the Borrower nor any Guarantor has been known under, or transacted business using, any name or trade style except for the name set forth above such entity's signature on this Agreement. All locations at which the Borrower and any Guarantor transacts business are described in Schedule 6.21.

Section 6.22. Margin Stock.

            Neither the Borrower nor any Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, and no proceeds of any

Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock" in violation of such regulations.

                                   ARTICLE 7.
                              AFFIRMATIVE COVENANTS

            So long as any of the Notes or any other Obligations shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower shall, and the Borrower shall cause each of the Guarantors to:

Section 7.1. Maintenance of Existence.

            Except as otherwise provided or permitted in this Agreement, preserve and maintain its corporate existence and remain in good standing in the jurisdiction of its organization, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

Section 7.2. Conduct of Business.

            Continue to engage in the businesses conducted by it on the date hereof.

Section 7.3. Maintenance of Properties.

            Maintain, keep and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, in all material respects, ordinary wear and tear excepted.

Section 7.4. Maintenance of Records.

            Keep adequate records and books of account in which complete entries, reflecting all financial transactions of such Person, will be made.

Section 7.5. Maintenance of Insurance.

            Maintain insurance covering its assets and its business with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated. The Borrower shall deliver certified copies of the policy or policies of such insurance or certificates of insurance to the Agent if the Agent so requests.

Section 7.6. Compliance with Laws.

            Comply in all material respects with all applicable laws, rules, regulations and orders applicable to it.

Section 7.7. Right of Inspection.

            At any reasonable time upon reasonable notice and subject to the provisions of Section 12.14 hereof, permit the Agent or any Bank or any agent or representative thereof, during normal business hours, to examine and make copies and abstracts from the records and books of account of; and visit the properties of, such Person and to discuss the affairs, finances and accounts of such Person with any of its officers and directors and such entity's independent accountants at the sole cost and expense of the Banks; provided, however, that notwithstanding the foregoing to the contrary, upon the occurrence and during the continuance of any Default or Event of Default, such costs and expenses shall be borne by the Borrower.

Section 7.8. Reporting Requirements.

            Furnish directly to the Agent with sufficient copies for each of the Banks (except in the case of clause (d) hereof; in which case the Borrower shall furnish such items directly to the Banks):

            (a) as soon as available and in any event within one hundred (100) days after the end of each fiscal year of the Borrower, consolidating and audited consolidated financial statements of the Borrower and the Guarantors, which shall include consolidated and consolidating balance sheets of the Borrower and the Guarantors as of the end of such fiscal year, together with consolidated and consolidating income statements and statements of cash flows of the Borrower the Guarantors for such fiscal year and as of the end of and for the prior fiscal year, all prepared in accordance with GAAP and accompanied by an unqualified opinion thereon by independent certified public accountants reasonably acceptable to the Required Banks together with a copy of the management letter prepared by such independent certified public accountants;

            (b) as soon as available and in any event within fifty (50) days after the end of each of the first, second and third quarters of each fiscal year of the Borrower, unaudited consolidated and consolidating financial statements of the Borrower and the Guarantors, which shall include unaudited consolidated and consolidating balance sheets of the Borrower and the Guarantors as of the end of each such quarter, together with consolidated and consolidating income statements and statements of cash flows of the Borrower and the Guarantors for each such quarterly period and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared by or under the supervision of and certified by the chief financial officer of the Borrower in accordance with GAAP and as to fairness of presentation (subject to year-end adjustments and except for the absence of GAAP notes thereto);

            (c) simultaneously with the delivery of the financial reporting statements referred to in (a) and (b) above, a certificate of the President or the chief financial officer of the Borrower, certifying that to the best of his knowledge (i) no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, with computations demonstrating compliance (or non-compliance, as the case may be) with the covenants contained in Article 9, and (ii) such financial statements have been prepared in accordance with GAAP (subject in the case of (b) above to year-end adjustments and except for the absence of GAAP notes thereto);

            (d) promptly, and in any event within five (5) Banking Days after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any of the Guarantors sends to its stockholders or files with the United States Securities and Exchange Commission or any successor agency;

            (e) not later than the 15th day of each month, a Borrowing Base Certificate, together with a detailed portfolio statistics report in form and substance satisfactory to the Required Lenders;

            (f) promptly after the Borrower or any Guarantor becomes aware of the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which the Borrower or any Guarantor is a party, including, without limitation, any such proceeding relating to any alleged violation of any Environmental Law, which, if determined adversely to the Borrower or any such Guarantor would have a Material Adverse Effect;

            (g) as soon as possible after any Default or Event of Default has occurred, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower or Guarantors with respect thereto;

            (h) as soon as possible after the Borrower knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                  (i) any Reportable Event;

                  (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                  (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (iv) receipt by the Borrower or ERISA Affiliate of notice from a Multiemployer Plan of the complete or partial withdrawal by the Borrower or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan imposing withdrawal liability (as of the date of such notification) exceeding $1,000,000 or requiring payments exceeding $1,000,000 per annum;

                  (v) the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041 A of ERISA if the aggregate annual contributions of the Borrower and all ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been increased by over amounts contributed to such Multiemployer Plans for the plan year immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000; and

                  (vi) the institution of a proceeding by a fiduciary or any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce
      Section 515 of ERISA for delinquent contributions in excess of $100,000 which proceeding is not dismissed within thirty (30) days;

            (i) promptly after the furnishing thereof; copies of any reports or records required to be filed with or furnished to any insurance carriers or governmental authorities relating to Hazardous Substances located on any of the real properties owned or occupied by the Borrower or any Guarantor;

            (j) promptly after the Borrower or any Guarantor knows of the commencement or threat thereof, notice of any Forfeiture Proceeding; and

            (k) promptly upon becoming aware thereof, notice of any event or series of events which could reasonably be expected to cause a Material Adverse Effect;

            (l) promptly upon becoming aware thereof, notice of any "Event of Default" under the Palitz Agreement or of any event which with the giving of notice or the lapse of time would become an "Event of Default" under the Palitz Agreement; and

            (m) subject to Section 12.14 hereof, such other information respecting the condition or operations, financial or otherwise of the Borrower or any of its Subsidiaries or ERISA Affiliates as the Agent may from time to time reasonably request.

Section 7.9. Payment of Obligations.

            Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material Debt and other material obligations of whatever nature (including any obligation for taxes or wages), except for any Debt or other material obligation (other than the Obligations) which is being contested in good faith and with respect to which, on a consolidated basis, adequate reserves in conformity with GAAP shall have been provided on the books of the Borrower.

Section 7.10. Subsidiaries.

            Simultaneously with its creation, the Borrower shall cause any future Subsidiary to become a Guarantor hereunder pursuant to the execution and delivery to the Agent of a Guarantee.

Section 7.11. "Key Man" Life Insurance.

            Maintain at all times "Key-Man" life insurance policies on the lives of Alan Karp and David Fisher in amounts of not less than $1,500,000 each.

Section 7.12. Deposit Relationship.

            Maintain at all times its primary deposit account with one of the Banks or any of their Affiliates.

Section 7.13. Year 2000.

            Take all action necessary to assure that the Borrower's computer based systems are able to effectively process data including dates on and after January 1, 2000 such that there will be no Material Adverse Effect. At the request of the Agent, the Borrower shall provide the Agent with assurance reasonably acceptable to the Agent of the Borrower's year 2000 capability.

                                   ARTICLE 8.
                               NEGATIVE COVENANTS.

            So long as any of the Notes or other Obligations shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower shall not, and the Borrower shall cause all Guarantors not to:

Section 8.1. Debt.

            Create, incur, assume or suffer to exist, any Debt, except:

            (a) Debt of the Borrower under this Agreement or the Notes;

            (b) Debt described in Schedules 6.10 and 5.1;

            (c) Subordinated Debt;

            (d) Debt of the Borrower to any Guarantor, or of any Guarantor to the Borrower or to another Guarantor;

            (e) Debt incurred in connection with operating leases entered into by the Borrower or any of the Guarantors consistent with their respective past practices or in the ordinary course of their respective businesses;

            (f) Debt of the Borrower or any Guarantor secured by purchase money Liens permitted by Section 8.2(f) hereof;

            (g) Debt incurred in connection with Capital Leases permitted hereunder;

            (h) Debt in respect of current accounts payable and accrued expenses incurred in the ordinary course of business including, to the extent not current, accounts payable and accrued expenses that are subject to bonafide dispute;

            (i) Debt incurred to finance Capital Expenditures permitted pursuant to Section 9.7 hereof; and

            (j) obligations evidenced by interest rate protection agreements entered into between the Borrower and one or more of the Banks or any of their Affiliates in connection with indebtedness of the Borrower under this Agreement, not for investment or speculative reasons.

Section 8.2. Liens.

            Create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except the following ("Permitted Liens"):

            (a) Liens for taxes or assessments or other government charges or levies if not yet due and payable or the payment of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP shall have been provided on the books of the Borrower and the Guarantors;

            (b) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than forty-five (45) days or Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting an appeal or proceeding for review and with respect to which adequate reserves in conformity with GAAP shall have been provided on the books of such Person;

            (c) Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA);

            (d) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations. surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

            (e) easements, rights-of-way, survey exceptions, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any of its Subsidiaries of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

            (f) (i) purchase money Liens on any property heretofore or hereafter acquired or the assumption of any Lien on any property existing at the time of such acquisition which secure the payment of the purchase price of such property (but not in excess of the purchase price thereof), provided that no such Lien shall at any time encumber any other property of the Borrower or any other property of any Subsidiary of the Borrower, or (ii) a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided, that in the case of any of (i)-(ii) above, the creation or incurrence of any such Lien shall not otherwise result in a Default or Event of Default; and

            (g) Liens described on Schedule 8.2 hereof.

Section 8.3. Investments.

            Make any loan or advance to any Person or purchase or otherwise acquire any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person except for (i) Permitted Investments; (ii) loans to officers of the Borrower not to exceed $150,000 in the aggregate at any one time outstanding; (iii) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargable in accordance with customary trade terms; and (iv) Capital Expenditures permitted by Section 9.7 hereof.

Section 8.4. Sale of Assets.

            Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets (except to the Borrower), except for: (a) inventory disposed of in the ordinary course of business or (b) the sale or other disposition of assets no longer used or useful in the conduct of its business. In particular, neither the Borrower nor any Guarantor shall sell, transfer, discount or otherwise dispose of notes, accounts receivable or other rights to receive payment, except for (i) the sale of accounts receivable on a non-recourse basis and (ii) sales of participations in accounts receivable on a non-recourse basis consistent with the Borrower's participation program in effect on the Closing Date; provided that the aggregate sales pursuant to clauses (i) and (ii) above in any fiscal year shall not exceed 25% of the aggregate receivables acquired by the Borrower in such fiscal year.

Section 8.5. Transactions with Affiliates.

            Except to the extent permitted by Section 8.3(u) hereof; enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the relevant Person's business and upon fair and reasonable terms no less favorable to the relevant Person than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

Section 8.6. Mergers. Etc.

            Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person; provided that notwithstanding the foregoing provisions of this
Section 8.6, any Subsidiary may be merged or consolidated with or into the Borrower if (a) the Borrower is the continuing or surviving corporation; (b) the Agent is given prior written notice of such action, and the relevant parties execute and deliver such documents, instruments and certificates as the Agent may request; and (c) after giving effect thereto no Default or Event of Default exists.

Section 8.7. Acquisitions.

            Make an Acquisition.

Section 8.8. No Activities Leading to Forfeiture.

            Engage in the conduct of any business or activity which would be likely to result in a Forfeiture Proceeding.

Section 8.9. Corporate Documents; Fiscal Year; Accounting Practices

            Amend, modify or supplement its certificate or articles of incorporation or bylaws in any way which would materially adversely affect the ability of the Borrower or any Guarantor to perform its obligations hereunder; change its fiscal year; or change its accounting treatments or reporting practices except as required by or permitted by changes in GAAP or to conform with GAAP.

Section 8.10. Hazardous Substances; Use of Real Property.

            Use, or permit the use of, the owned or leased real properties for conducting any manufacturing, industrial, commercial or retail business which involves in any way the introduction, manufacture, generation, processing or storage of any Hazardous Substance in violation, in any material respect, of any applicable Environmental Law.

Section 8.11. Dividends, etc.

            Declare or pay any dividend or make any other distribution, whether in cash, property, securities or any combination thereof, with respect to any shares of capital stock or redeem, purchase or retire any class of capital stock or set apart any sums for such purposes except that (i) the Borrower may declare dividends payable solely in capital stock of the

Borrower; (ii) the Borrower may declare and pay cash dividends on any preferred stock of the Borrower issued after the Closing Date provided that the proceeds of the issuance of such preferred stock are applied to increase the capital of the Borrower or to repay Subordinated Debt and for no other purpose; and (iii) any Subsidiary of the Borrower may pay dividends to the Borrower or to any other Subsidiary of the Borrower.

Section 8.12. Other Material Adverse Change.

            Suffer or permit any event or series of events which could reasonably be expected to cause a Material Adverse Effect.

Section 8.13. Amendments to Subordinated Debt.

            Amend the provisions of any instrument evidencing Subordinated Debt.

Section 8.14. Effect of Negative Covenants.

            Notwithstanding the foregoing, none of the negative covenants or other provisions of this Agreement shall prohibit or be deemed to prohibit the Borrower from engaging in any of the following activities provided that, in each case, no Default or Event of Default results therefrom and that the Borrower notifies the Agent prior to engaging in any such activities: (a) purchasing portfolios of insurance premium finance receivables from other premium finance companies; (b) rediscounting or financing insurance premiums for other premium finance companies; or (c) being engaged as a "backup servicer" or "subservicer" for any securitization of insurance premium finance company receivables.

                                   ARTICLE 9.
                               FINANCIAL COVENANTS

            So long as any of the Notes or other Obligations shall remain unpaid, or any Bank shall have any Commitment under this Agreement, the Borrower shall:

Section 9.1. Minimum Tangible Net Worth.

            Maintain a Tangible Net Worth of not less than the sum of (i) $5,987,086 plus (ii) 50% of net income (but not net loss) of the Borrower for each fiscal quarter of the Borrower ending after December 31, 1996 on a cumulative basis.

Section 9.2. Minimum Interest Coverage Ratio.

            Maintain, as of the last day of each of its fiscal quarters and for the period of four consecutive fiscal quarters of the Borrower then ended, an Interest Coverage Ratio of not less than 1.20:1.00.

Section 9.3. Maximum Senior Leverage Ratio.

            Maintain at all times a Senior Leverage Ratio of not more than 4:00:1.00.
            Section 9.4. Maximum Total Leverage Ratio.

            Maintain at all times a Total Leverage Ratio of not more than 7.50:1.00.
            Section 9.5. Maximum Loan Concentration Ratio.

            Not permit its Loan Concentration Ratio with respect to loans to finance insurance premiums generated by any one broker or agent to exceed 0.20:1.00 at any time.

Section 9.6. Minimum Capital Funds.

            Maintain, as at each date listed below, minimum Capital Funds of the amount set forth opposite such date:

            Date                           Minimum Capital Funds
            ----                           ---------------------

          12/31/97              Actual Capital Funds at 12/31/96 plus $300,000

          12/31/98              Actual Capital Funds at 12/31/96 plus $750,000

          12/31/99              Actual Capital Funds at 12/31/96 plus $1,000,000

Section 9.7. Maximum Capital Expenditures.

            Not make aggregate Capital Expenditures in excess of $100,000 in any fiscal year.

            Compliance with all of the financial covenants contained in this
Article 9 may be determined by reference to consolidated financial statements of the Borrower and its Subsidiaries delivered to the Agent in accordance with
Section 7.8 hereof. All financial covenants may be tested more frequently, but shall not be tested less frequently, than quarterly, at the discretion of the Banks.

                                   ARTICLE 10.
                                EVENTS OF DEFAULT

Section 10.1. Events of Default.

            Any of the following events shall be an "Event of Default":

            (a) The Borrower shall: (i) fail to pay the principal on any Note as and when due and payable; (ii) fail to pay interest on any Note within one (1) Banking Day of the date any such payment is due and payable; or (iii) fail to pay any other Obligation within five (5) Banking Days of the date any such payment is due and payable;

            (b) Any representation or warranty made or deemed made by the Borrower in this Agreement or in any other Facility Document, or any certificate, document or financial or other statement furnished at any time under or in connection with any Facility Document, shall prove to have been untrue in any material respect on the date on which it is made or deemed made or furnished hereunder;

            (c) The Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in any of (A) Section 7.2, Section 7.8, Article 8, Article 9, or Section 12.3 hereof; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to in any of Section 10.1(a),
Section 10.1(b) or Section 10.1(c)(i) hereof) in this Agreement or under any other Facility Document and (in the case of this Section 10.1(c)(ii) only) such failure shall continue for thirty (30) consecutive days after written notice given by the Agent to the Borrower;

            (d) The Borrower or any Guarantor shall: (i) fail to pay any Debt or Debts for borrowed money in an aggregate principal amount of $100,000 or more (other than the payment obligations described in (a) above) or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) after giving effect to any applicable grace periods; or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed, including the obligation to make payment, under any agreement or instrument relating to any such Debt or Debts (other than the payment obligations described in (a) above) when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate or permit the acceleration of the maturity of such Debt, after giving effect to any applicable grace period;

            (e) The Borrower or any Guarantor (i) shall generally not, or be unable to, or shall admit in writing its or their inability to, pay its or their debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or
(iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it or them, in which an adjudication or appointment is made or order for relief is entered which petition, application or proceeding remains unstayed and in effect for a period of sixty (60) days or more; or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; (vi) shall suffer any such custodianship, receivership or trusteeship (as referenced in (v) above, exclusive of any of the matters referenced in any of (i) - (iv) hereof) to continue undischarged for a period of sixty (60) days or more; or (vii) the Borrower shall cease to be Solvent;

            (f) One or more judgments, decrees or orders for the payment of money shall be rendered against the Borrower or any Guarantor involving aggregate liabilities of $100,000 or more (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of forty-five (45) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

            (g) An event or condition specified in Section 7.8 (h) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower, any Guarantor or any ERISA Affiliate shall incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing);

            (h) Any Forfeiture Proceeding shall have been commenced against the Borrower or any Guarantor;

            (i) Any of the Guarantees shall at any time after their execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity of enforceability thereof shall be contested by the Borrower or any Guarantor (or any assignee or transferee of the Borrower or any Guarantor), or any Guarantor (or any assignee or transferee of any Guarantor) shall deny that it has any further liability or obligation under any Guarantee to which it is a party, or any Guarantor (or any assignee or transferee of any Guarantor) shall fail to perform any of its obligations under the Guarantee to which it is a party;

            (j) Any Change in Control shall occur;

            (k) Any state in which more than 10% of the business of the Borrower is conducted shall change its laws to permit refunds of insurance policies to be sent directly to the insured on such policies rather than to the applicable premium finance company and such laws have become effective; or

            (l) an "Event of Default" shall occur under the terms of the Palitz Agreement.

Section 10.2. Remedies.

            Upon the occurrence of any Event of Default, the Agent, with the consent of the Required Banks may, and upon the direction of the Required Banks shall, by notice to the Borrower, do one or more of the following: (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of the Notes, all interest thereon and all other Obligations to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in Section 10. 1(e) or Section 10.1(h) above, the Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement or the Notes shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower. Furthermore, if an Event of Default has occurred and the Required Banks have exercised the remedies set forth in (a) and (b) above, interest and fees payable hereunder in connection with the Loans shall automatically be increased to the Default Rate.

                                   ARTICLE 11.
                                   THE AGENT;
                       RELATIONS AMONG BANKS AND BORROWER

Section 11.1. Appointment, Powers and Immunities of Agent

      Each Bank hereby irrevocably appoints and authorizes Mellon Bank, N.A. to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any of the Guarantors, or any officer or official of the Borrower, or any of the Guarantors, or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, or for any failure by the Borrower or any of the Guarantors to perform any of their or its respective obligations hereunder or thereunder. The Agent may take all necessary actions by itself and/or it may employ agents and attorneys-in-fact and shall not he responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of itself or its employees or of any such agents or attorneys-in-fact, if such agents or attorneys-in-fact are selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

Section 11.2. Reliance by Agent.

            The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent, but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

Section 11.3. Defaults.

            The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Sections 11.8 and 12.1 hereof) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

Section 11.4. Rights of Agent as a Bank.

            With respect to its Commitment and the Loans made by it, the entity which is the Agent, in its capacity as a Bank hereunder, shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include such entity in its capacity as a Bank. The Agent or any Bank and their respective Affiliates may (without having to account therefor to any other Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower or the Guarantors or any of them (and any of their Affiliates). In the case of the Agent, it may do so as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower or the Guarantors or any of them for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent or a Bank or their respective Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, the Guarantors and their respective Affiliates, neither the Agent nor such Bank shall have any duty to disclose such information to the other Banks.

Section 11.5. Indemnification of Agent.

            The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 12.3 hereof or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under
Section 12.3 hereof or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Loans made by the Banks (without giving effect to any participation, in all or any portion of such Loans, sold by them to any other Person) or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties. actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 12.3 hereof or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

Section 11.6. Documents.

            The Agent will forward to each Bank, promptly after the Agent's receipt thereof; a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent.

Section 11.7. Non-Reliance on Agent and Other Banks.

            Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the Guarantors and the decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or the Guarantors of this Agreement or any other Facility Document, or any other document referred to or provided for herein or therein, or to inspect the properties or books of the Borrower or the Guarantors. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or the Guarantors which may come into the possession of the Agent or of its Affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

Section 11.8. Failure of Agent to Act.

            Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section
11.5 hereof in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

Section 11.9. Resignation of Agent.

            Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, provided that the Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent from among the Banks. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York, New York with a minimum capital (plus surplus) of $1,000,000,000. The appointment of any bank which is not then a party hereto shall be subject to the approval of the Borrower, which shall not be unreasonably withheld. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

Section 11.10. Amendments Concerning Agency Function.

            The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

Section 11.11. Liability of Agent.

            The Agent shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any other Facility Document.

Section 11.12. Transfer of Agency Function.

            Without the consent of the Borrower or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall notify the Borrower and the Banks thereof in advance.

Section 11.13. Non-Receipt of Funds by the Agent.

            Unless the Agent shall have been notified by a Bank or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

Section 11.14. Withholding Taxes.

            Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof; in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent and the Borrower duplicate originals of Form 4224 or Form 1001 of the Internal Revenue Service (and updates of the same as required by law), or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank's Commitment (and the Borrower shall be entitled to withhold amounts for payments of taxes) until such Bank shall have furnished to the Agent and the Borrower duplicate originals of the requested form, certification, statement or document.

Section 11.15. Several Obligations and Rights of Banks.

            The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

Section 11.16. Pro Rata Treatment of Loans, Etc.

            Except with respect to Swing Line Loans which shall be made by, and shall be repaid to, the Agent for its own account and except to the extent otherwise provided in this Agreement: (a) each borrowing under Section 2.4 hereof shall be made from or for the benefit of the Banks, each payment of the Commitment Fee accruing under Section 3.3 hereof; and the Up Front Fee accruing under Section 3.4 hereof; and each conversion of a Revolving Credit Loan from one type of Revolving Credit Loan to another pursuant to Section 2.4 hereof; shall be made for the account of the Banks, pro rata in accordance with their respective Commitment Proportions; (b) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of or interest on such Loans of such Interest Period held by such Banks.

Section 11.17. Sharing of Payments Among Banks.

            If a Bank shall obtain payment of any principal of or interest on any Revolving Credit Loan made by it through the exercise of any right of setoff; banker's lien, counterclaim, or any other means, it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Revolving Credit Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Revolving Credit Loans held by each of them. To such end, the Banks shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Revolving Credit Loans made by other Banks may exercise all rights of setoff; banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.

Section 11.18. Documentation Agent.

            The Documentation Agent has no duties, responsibilities or obligations hereunder.

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.1. Amendments and Waivers.

            Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower and the Required Banks, and any provision of this Agreement may be waived by an instrument signed by the Required Banks (if such provision requires performance by the Borrower), including, but not limited to, any Event of Default; provided that no amendment, modification or waiver shall, unless by an instrument signed by the Borrower and all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fees, (c) change the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of Article 4 or Sections 12.1 through 12.8 and Section 12.13 hereof, (e) change the Commitment of any Bank or the fees payable to any Bank, except as expressly otherwise provided herein, (f) permit the Borrower, or any of the Guarantors, to transfer or assign any of its obligations hereunder or under the other Facility Documents, (g) release any Guarantor from its obligations under the Facility Documents or (h) change the definition of the term "Required Banks", "Borrowing Base", "Admitted Insurer", "Applicable Percentage", "Eligible Accounts Receivable" or "Non-Conforming Eligible Accounts Receivable". No failure on the part of any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12.2. Usury.

            Anything herein to the contrary notwithstanding, the Obligations shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank. If any of the above-referenced payments of interest, together with any other charges or fees deemed in the nature of interest, exceed the maximum rate permitted by law, then the Banks shall have the right to make such adjustments as are necessary to reduce any such aggregate interest rate (based on the foregoing aggregate amount) to the maximum rate permitted by law, and if any Bank ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Borrower. The Borrower waives any right to prior notice of such adjustment and further agrees that any such adjustment may be made by the Banks subsequent to notification from the Borrower that such aggregate interest charged exceeds the maximum rate permitted by law.

Section 12.3. Expenses.

            The Borrower shall reimburse the Agent on demand for all reasonable costs, expenses and charges (including, without limitation, reasonable fees and charges of the Agent's special counsel, Rivkin, Radler & Kremer, plus disbursements, incurred in connection with or in relation to the documentation, negotiation and closing of the transactions contemplated hereby, subject to the limits previously agreed to by the Agent and the Borrower) incurred in connection with the preparation, review, execution and delivery of this Agreement and the Facility Documents. In addition, the Borrower shall reimburse the Agent and each Bank for all of its reasonable costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, the Notes or the other Facility Documents. The Borrower agrees to indemnify the Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower or any of its Affiliates of the proceeds of the Loans, or to the failure of the Borrower to perform or observe any of the terms, covenants or conditions on its part to be performed or observed under this Agreement or under any of the Facility Documents including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or bad faith of the Person or Persons to be indemnified).

Section 12.4. Survival.

            The obligations of the Borrower under Section 2.3, Section 3.3,
Section 3.4, Article 4 and Section 12.3 hereof shall survive the repayment of the Loans and the Termination Date.

Section 12.5. Assignment; Participation.

            This Agreement shall be binding upon, and shall inure to the benefit of the Borrower, the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder. Each Bank may sell a participation in. or, with the prior written consent of the Borrower and the Agent (which consents shall not be unreasonably withheld) assign, all or any part of any Loan and Commitment to another bank or other entity, in which event (a) in the case of an assignment, upon notice thereof by such Bank to the Borrower and the Agent and subject to the Borrower's and Agent's consent (as referenced above), the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations (including, without limitation, a ratable assumption of the assigning Bank's Commitment and Commitment Proportion hereunder) as it would have if it were a Bank hereunder; and (b) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrower under Articles 2 and 3 hereof shall be determined as if such Bank had not sold such participation. Such Bank may furnish any information concerning the Borrower in the possession of such

Bank from time to time to assignees and participants (including prospective assignees and participants); provided that such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing for the benefit of the Borrower to maintain the confidentiality of such information in accordance with Section 12.14 hereof. There shall be no limit on the number of assignments or participations that may be granted by any Bank. Notwithstanding any other provisions of this Agreement and except as provided in the next sentence, no Bank may make an assignment of less than the lesser of $2,000,000 or the entire remaining amount of its Loans and Commitment hereunder. Notwithstanding anything contained herein to the contrary each Bank shall be permitted, without the prior consent of the Borrower or the Agent, to assign all or part of its Loans hereunder to any Federal Reserve Bank in connection with any collateral assignment thereto in the ordinary course of any such Bank's business or assign (upon notice to the Borrower and the Agent) or participate all or part of its Loans and Commitment hereunder to any Affiliate of such Bank.

Section 12.6. Notices.

            Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Borrower by certified or registered mail or by recognized overnight delivery services to such party at its address on the signature page of this Agreement, and in any such case, any such notice shall be accompanied by notice by telecopy. Copies of all notices addressed to the Borrower shall be provided to Reed, Smith, Shaw & McClay LLP, 375 Park Avenue, New York, New York 10152; Attn: Sol W. Bernstein, Esq. provided that the failure to provide such copy shall not effect the validity of any notice given hereunder. Initially, notice shall be delivered to each party hereto at the addresses set forth on the signature page hereof. Notices shall be effective:
(a) if given by registered or certified mail, 72 hours after deposit in the mails with postage prepaid, addressed as aforesaid; or (b) if given by recognized overnight delivery service, on the Banking Day following deposit with such service addressed as aforesaid; or (c) if given by telecopy, when the telecopy is transmitted to the telecopy number as aforesaid and confirmed with a confirmation receipt.

Section 12.7. Setoff.

            The Borrower agrees that, in addition to (and without limitation of) any right of setoff; banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option without any prior notice to the Borrower (any such notice being expressly waived by the Borrower to the extent permitted by applicable law), to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrower to such Bank under this Agreement or such Bank's Note which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrower hereunder shall be made without setoff or counterclaim.

Section 12.8. Jurisdiction; Immunities.

            (A) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK OR NASSAU COUNTIES OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING (BY CERTIFIED OR REGISTERED MAIL) OF COPIES OF SUCH PROCESS TO THE BORROWER AT THE ADDRESS SPECIFIED IN SECTION 12.6 HEREOF. THE BORROWER AGREES THAT A FINAL JUDGMENT (INCLUDING ANY APPLICABLE APPEALS) IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST ANY BANK SHALL BE BROUGHT ONLY IN A NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK OR NASSAU COUNTIES. EACH OF THE AGENT, THE BANKS AND THE BORROWER WAIVES ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH RESPECT TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS.

            (B) NOTHING IN THIS SECTION 12.8 SHALL AFFECT THE RIGHT OF ANY BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

            (C) TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE NOTES.

Section 12.9. Table of Contents; Headings.

            Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

Section 12.10. Severability.

            The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

Section 12.11. Counterparts.

            This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

Section 12.12. Integration.

            The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

Section 12.13. Governing Law.

            This Agreement shall be governed by, and interpreted and construed in accordance with, the law of the State of New York.

Section 12.14. Confidentiality.

            Each of the Agent and the Banks agrees that it will maintain the confidentiality of all information furnished by the Borrower in accordance with the Agent or such Bank's customary practices for handling confidential information of its customers and that it will not disclose without the prior written consent of the Borrower (other than to Affiliates of such Banks and their respective directors, employees, auditors, counsel or other professional advisors on terms of confidentiality consistent with this Section 12.14), any information identified by the Borrower as "confidential" with respect to the Borrower or any of its Subsidiaries which is furnished by the Borrower and will not at any time use or permit the use of any such information for any purpose which could reasonably be considered to be in direct competition by the Agent, any Bank or any of their respective affiliates or their officers, directors or employees with the business of the Borrower; provided that the foregoing provisions of this Section 12.14 shall not apply to and any Bank may disclose any such information (a) that is or has become generally available to the public; (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal or other governmental regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or
(y) in connection with any request or requirement of any such regulatory body;
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; (d) to comply with any law, order, regulation or ruling applicable to such Bank; and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank; provided that such prospective transferee agrees to be bound by this Section 12.14 to the same extent as such Bank.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

            STANDARD FUNDING CORP.

            By: _______________________
            Name: Alan J. Karp
            Title: President

       Address for Notices: Standard Funding Corp.
                            335 Crossways Park Drive
                            Woodbury, New York 11797
                            Attn: Alan J. Karp, President
       Telephone No.:       (516) 364-0200
       Telefax No.:         (516) 364-0205

       BANKS:

            MELLON BANK, N.A.                         Commitment: $16,000,000


            By: ______________________
            Name: Morris Danon
            Title: Senior Vice President

            Lending Office and Address for Notices:

            MELLON BANK, N.A.
            176 EAB Plaza
            West Tower, 11th Floor
            Uniondale, NY 11556-0165

            Attention: Jeffrey B. Carstens
                       Vice President

            Telephone No.: (516) 338-3012
            Telefax No.: (516) 338-3070


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            THE BANK OF NEW YORK                      Commitment: $11,500,000


            By: _____________________
            Name: Stephen Kelly
            Title: Assistant Vice President

            Lending Office and Address for Notices
            THE BANK OF NEW YORK
            1401 Franklin Avenue
            Garden City, New York 11530
            Attention: Stephen Kelly

            Telephone No.:     (516) 294-2243
            Telefax No.:       (516) 294-2055


            FLEET BANK, NATIONAL ASSOCIATION          Commitment: $10,000,000


            By: _____________________
            Name: Anthony Nocera
            Title: Vice President

            Lending Office and Address for Notices:
            Fleet Bank, National Association
            1185 Avenue of the Americas
            New York, New York 10036
            Attention: Steven Groth, Senior Vice President

            Telephone No.:     (212) 819-6107
            Telefax No.:       (212) 819-6211


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            MARINE MIDLAND BANK                        Commitment: $7,500,000


            By: _____________________
            Name: Roger M. Coleman
            Title: Vice President

            Lending Office and Address for Notices:
            Marine Midland Bank
            534 Broad Hollow Road
            Melville, New York 11747
            Attention: Roger Coleman
                       Vice President

            Telephone No.:     (516) 752-4343
            Telefax No.:       (516) 752-4340


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS ..................................    1
     Section 1.1. Definitions .............................................    1
     Section 1.2. Accounting Terms ........................................   15

ARTICLE 2. REVOLVING CREDIT FACILITY ......................................   15
     Section 2.1. Revolving Credit Loans ..................................   15
     Section 2.2. The Revolving Credit Notes ..............................   15
     Section 2.3. Use of Proceeds .........................................   16
     Section 2.4. Borrowing Procedure for Revolving Credit Loans ..........   16
     Section 2.5. Minimum Amounts of Revolving Credit Loans ...............   17
     Section 2.6. Interest Period Elections for Borrowings ................   17
     Section 2.7. Interest on Loans .......................................   17
     Section 2.8. Changes of Commitments ..................................   18
     Section 2.9. Swing Line Loans ........................................   18

ARTICLE 3. GENERAL CREDIT PROVISIONS; FEES AND PAYMENTS ...................   20
     Section 3.1. Certain Notices .........................................   20
     Section 3.2. Prepayments .............................................   20
     Section 3.3. Commitment Fee ..........................................   21
     Section 3.4. Up Front Fee ............................................   21
     Section 3.5. Payments Generally ......................................   21

ARTICLE 4. YIELD PROTECTION, ETC. .........................................   22
     Section 4.1. Certain Compensation ....................................   22
     Section 4.2. Additional Costs ........................................   24
     Section 4.3. Limitations on Types of Loans ...........................   25
     Section 4.4. Illegality ..............................................   25
     Section 4.5. Certain LIBOR Loans Pursuant to Sections
     4.2, 4.3 and 4.4 .....................................................   26
     Section 4.6. Change of Lending Office ................................   26
     Section 4.7. Survival ................................................   26

ARTICLE 5. CONDITIONS PRECEDENT ...........................................   26
     Section 5.1. Documentary Conditions Precedent ........................   26


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     Section 5.2. Additional Conditions Precedent .........................   28
     Section 5.3. Deemed Representations ..................................   29

ARTICLE 6. REPRESENTATIONS AND WARRANTIES .................................   29
     Section 6.1. Incorporation, Good Standing and Due Qualifications;
     Compliance with Law ..................................................   29
     Section 6.2. Power and Authority; No Conflicts .......................   29
     Section 6.3. Legally Enforceable Agreements ..........................   30
     Section 6.4. Litigation ..............................................   30
     Section 6.5. Financial Statements; Other Liabilities .................   30
     Section 6.6. Ownership and Liens .....................................   31
     Section 6.7. Taxes ...................................................   31
     Section 6.8. ERISA ...................................................   31
     Section 6.9. Subsidiaries and Ownership of Stock .....................   31
     Section 6.10. Credit Arrangements ....................................   31
     Section 6.11. Operation of Business ..................................   32
     Section 6.12. Hazardous Substances ...................................   32
     Section 6.13. No Default on Outstanding Judgments, Orders or
     Agreements ...........................................................   32
     Section 6.14. Labor Disputes and Acts of God .........................   32
     Section 6.15. Governmental Regulation ................................   33
     Section 6.16. Partnerships ...........................................   33
     Section 6.17. No Forfeiture Proceeding ...............................   33
     Section 6.18. No Default of Event of Default .........................   33
     Section 6.19. Solvency ...............................................   33
     Section 6.20. Material Adverse Change ................................   33
     Section 6.21. Name and Location ......................................   33
     Section 6.22. Margin Stock ...........................................   33

ARTICLE 7. AFFIRMATIVE COVENANTS ..........................................   34
     Section 7.1. Maintenance of Existence ................................   34
     Section 7.2. Conduct of Business .....................................   34
     Section 7.3. Maintenance of Properties ...............................   34
     Section 7.4. Maintenance of Records ..................................   34


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     Section 7.5. Maintenance of Insurance ................................   34
     Section 7.6. Compliance with Laws ....................................   34
     Section 7.7. Right of Inspection .....................................   35
     Section 7.8. Reporting Requirements ..................................   35
     Section 7.9. Payment of Obligations ..................................   37
     Section 7.10. Subsidiaries ...........................................   38
     Section 7.11. "Key Man" Life Insurance ...............................   38
     Section 7.12. Deposit Relationship ...................................   38
     Section 7.13. Year 2000 ..............................................   38

ARTICLE 8. NEGATIVE COVENANTS .............................................   38
     Section 8.1. Debt ....................................................   38
     Section 8.2. Liens ...................................................   39
     Section 8.3. Investments .............................................   40
     Section 8.4. Sale of Assets ..........................................   40
     Section 8.5. Transactions with Affiliates ............................   40
     Section 8.6. Mergers, Etc. ...........................................   41
     Section 8.7. Acquisitions ............................................   41
     Section 8.8. No Activities Leading to Forfeiture .....................   41
     Section 8.9. Corporate Documents; Fiscal Year; Accounting Practices ..   41
     Section 8.10. Hazardous Substances; Use of Real Property .............   41
     Section 8.11. Dividends, etc. ........................................   41
     Section 8.12. Other Material Adverse Change ..........................   42
     Section 8.13. Amendments to Subordinated Debt ........................   42
     Section 8.14. Effect of Negative Covenants ...........................   42

ARTICLE 9. FINANCIAL COVENANTS ............................................   42
     Section 9.1. Minimum Tangible Net Worth ..............................   42
     Section 9.2. Minimum Interest Coverage Ratio .........................   42
     Section 9.3. Maximum Senior Leverage Ratio ...........................   43
     Section 9.4. Maximum Total Leverage Ratio ............................   43
     Section 9.5. Maximum Loan Concentration Ratio ........................   43
     Section 9.6. Minimum Capital Funds ...................................   43
     Section 9.7. Maximum Capital Expenditures ............................   43


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ARTICLE 10. EVENTS OF DEFAULT .............................................  43
     Section 10.1. Events of Default ......................................  43
     Section 10.2. Remedies ...............................................  45

ARTICLE 11. THE AGENT; RELATIONS AMONG BANKS AND BORROWER .................  46
     Section 11.1. Appointment, Powers and Immunities of Agent ............  46
     Section 11.2. Reliance by Agent ......................................  46
     Section 11.3. Defaults ...............................................  47
     Section 11.4. Rights of Agent as a Bank ..............................  47
     Section 11.5. Indemnification of Agent ...............................  48
     Section 11.6. Documents ..............................................  48
     Section 11.7. Non-Reliance on Agent and Other Banks ..................  48
     Section 11.8. Failure of Agent to Act ................................  49
     Section 11.9. Resignation of Agent ...................................  49
     Section 11.10. Amendments Concerning Agency Function .................  49
     Section 11.11. Liability of Agent ....................................  49
     Section 11.12. Transfer of Agency Function ...........................  50
     Section 11.13. Non-Receipt of Funds by the Agent .....................  50
     Section 11.14. Withholding Taxes .....................................  50
     Section 11.15. Several Obligations and Rights of Banks ...............  50
     Section 11.16. Pro Rata Treatment of Loans, Etc. .....................  51
     Section 11.17. Sharing of Payments Among Banks .......................  51
     Section 11.18. Documentation Agent ...................................  51

ARTICLE 12. MISCELLANEOUS .................................................  52
     Section 12.1. Amendments and Waivers .................................  52
     Section 12.2. Usury ..................................................  52
     Section 12.3. Expenses ...............................................  53
     Section 12.4. Survival ...............................................  53
     Section 12.5. Assignment; Participation ..............................  53
     Section 12.6. Notices ................................................  54
     Section 12.7. Setoff .................................................  54
     Section 12.8. Jurisdiction; Immunities ...............................  55
     Section 12.9. Table of Contents; Headings ............................  55


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     Section 12.10. Severability ..........................................  56
     Section 12.11. Counterparts ..........................................  56
     Section 12.12. Integration ...........................................  56
     Section 12.13. Governing Law .........................................  56
     Section 12.14. Confidentiality .......................................  56


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EXHIBITS

Exhibit A - Form of Note
Exhibit B - Form of Borrowing Base Certificate
Exhibit C - Form of Guarantee
Exhibit D - Form of Swing Line Loan Note

SCHEDULES

Schedule 1.1 - Subordinated Debt
Schedule 5.1 - LIBOR Loans Outstanding on Closing Date
Schedule 6.9 - Subsidiaries
Schedule 6.10 - Credit Agreements
Schedule 6.21 - Names and Locations
Schedule 8.2 - Existing Liens


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                                  SCHEDULE 5.1

                              EXISTING LIBOR LOANS

        Lender                  Principal Balance            Maturity Date
        ------                  -----------------            -------------

European American Bank             $1,500,000                    1/26/98


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